Filed Pursuant to Rule 424(b)(3)
Registration No. 333-188415

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Class A shares to be sold by selling shareholders	24,277,963	$25.00	$606,949,075	$82,787.86

(1)	Includes 3,166,690 shares of Class A shares representing Class A limited liability company interests of Apollo Global Management, LLC, that may be purchased by the underwriter upon exercise of the underwriters’ option to purchase additional Class A shares.
(2)	The registration fee, calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended, is being transmitted to the SEC on a deferred basis pursuant to Rule 456(b) of the Securities Act of 1933, as amended.

Prospectus Supplement

(To Prospectus dated May 7, 2013)

Apollo Global Management, LLC

21,111,273 Class A Shares

Representing Class A Limited Liability Company Interests

This is an offering of 21,111,273 Class A shares, representing Class A limited liability company interests of Apollo Global Management, LLC, by the selling shareholders identified in this prospectus supplement. We will not receive any of the proceeds from the sale of the Class A shares by the selling shareholders. We have agreed to pay all expenses relating to registering the Class A shares. The selling shareholders identified in this prospectus supplement will pay underwriting discounts and commissions and/or similar charges incurred for the sale of these Class A shares. Our Class A shares are listed on the New York Stock Exchange, or the “NYSE,” under the symbol “APO.” On May 6, 2013, the closing price of the Class A shares on the NYSE was $26.50 per share.

Investing in our Class A shares involves risks. You should carefully read and consider the risk factors described under “Risk Factors” beginning on page S-17 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference herein and therein before you make an investment in our Class A shares.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price	$25.000	$527,781,825.00
Underwriting Discounts and Commissions	0.625	13,194,545.63
Proceeds to Selling Shareholders, before expenses	24.375	514,587,279.37

The underwriters expect to deliver the Class A shares against payment in New York, New York on or about May 15, 2013. The selling shareholders identified in this prospectus supplement have granted the underwriters an option for a period of 30 days to purchase an additional 3,166,690 Class A shares. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by the selling shareholders identified in this prospectus supplement will be $15,173,726.88, and the total proceeds to the selling shareholders identified in this prospectus supplement, before expenses, will be $591,775,348.12.

Joint Book-Running Managers

J.P. Morgan	Citigroup	Credit Suisse

Goldman, Sachs & Co.		Morgan Stanley

Co-Managers

BofA Merrill Lynch	Barclays	Deutsche Bank Securities

UBS Investment Bank	Wells Fargo Securities	Apollo Global Securities

The date of this prospectus supplement is May 9, 2013.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Class A shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

In considering the performance information included in or incorporated by reference in this prospectus supplement relating to our funds, prospective Class A shareholders should bear in mind that the performance of our funds is not indicative of the possible performance of our Class A shares and is also not necessarily indicative of the future results of our funds, even if fund investments were in fact liquidated on the dates indicated, and there can be no assurance that our funds will continue to achieve, or that future funds will achieve, comparable results.

In addition, an investment in our Class A shares is not an investment in any of the Apollo funds, and the assets and revenues of our funds are not directly available to us. This prospectus supplement relates solely to an offer with respect to Class A shares.

The distribution of this prospectus supplement and the accompanying prospectus and the offering and sale of the Class A shares in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus supplement and the accompanying prospectus come to inform themselves about and to observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any of the Class A shares in any jurisdiction in which such offer or invitation would be unlawful.

VALUATION AND RELATED DATA

This prospectus supplement contains valuation data relating to the Apollo funds and related data that have been derived from such funds. When considering the valuation and related data presented in this prospectus supplement, you should bear in mind that the historical results of the private equity, credit and real estate funds that Apollo has managed or sponsored in the past are not indicative of the future results that you should expect from the Apollo funds or from us.

TERMS USED IN THIS PROSPECTUS

When used in this prospectus supplement, unless the context otherwise requires:

•

“AAA” refers to AP Alternative Assets, L.P., a Guernsey limited partnership that generally invests alongside our private equity funds and directly in our credit funds and certain other opportunistic investments that we sponsor and manage; the common units of AAA are listed on Euronext Amsterdam N.V.’s Euronext Amsterdam by NYSE Euronext, which we refer to as “Euronext Amsterdam”;

S-i

•	“AAA Investments” refers to AAA Investments, L.P., a Guernsey limited partnership through which AAA’s investments are made;

•	“AMH” refers to Apollo Management Holdings, L.P., a Delaware limited partnership owned by APO Corp. and Holdings;

•	“APO Corp.” refers to APO Corp., a Delaware corporation and a wholly-owned subsidiary of Apollo Global Management, LLC;

•	“Apollo,” “we,” “us,” “our” and the “company” refer collectively to Apollo Global Management, LLC and its subsidiaries, including the Apollo Operating Group and all of its subsidiaries;

•	“Apollo funds” and “our funds” refer to the funds, alternative asset companies and other entities that are managed by the Apollo Operating Group;

•

“Apollo Operating Group” refers to (i) the limited partnerships through which our managing partners currently operate our businesses and (ii) one or more limited partnerships formed for the purpose of, among other activities, holding certain of our gains or losses on our principal investments in the funds, which we refer to as our “principal investments”;

•

“Assets Under Management,” or “AUM,” refers to the investments we manage or with respect to which we have control, including capital we have the right to call from our investors pursuant to their capital commitments to various funds. Our AUM equals the sum of

(i) the fair value of our private equity investments plus the capital that we are entitled to call from our investors pursuant to the terms of their capital commitments to the extent a fund is within the commitment period in which management fees are calculated based on total commitments to the fund;

(ii) the net asset value, or “NAV,” of our credit funds, other than certain collateralized loan obligations (“CLOs”), which we measure by using the mark-to-market value of the aggregate principal amount of the underlying CLO and collateralized debt obligation (“CDO”) credit funds that have a fee generating basis other than mark-to-market assets or liabilities, plus used or available leverage and/or capital commitments;

(iii) the gross asset value or net asset value of our real estate entities and the structured portfolio company investments included within the funds we manage, which includes the leverage used by such structured portfolio companies;

(iv) the incremental value associated with the reinsurance investments of the portfolio company assets that we manage; and

(v) the fair value of any other investments that we manage plus unused credit facilities, including capital commitments for investments that may require pre-qualification before investment plus any other capital commitments available for investment that are not otherwise included in the clauses above.

Our AUM measure includes Assets Under Management for which we charge either no or nominal fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers.

Fee-generating AUM consists of assets that we manage and on which we earn management fees or monitoring fees pursuant to management agreements on a basis that varies among the Apollo funds.

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Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, generally are based on the total value of certain structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in fee-generating AUM.

Non-fee generating AUM consists of assets that do not produce management fees or monitoring fees. These assets generally consist of the following: (a) fair value above invested capital for those funds that earn management fees based on invested capital; (b) net asset values related to general partner and co-investment ownership; (c) unused credit facilities; (d) available commitments on those funds that generate management fees on invested capital; (e) structured portfolio company investments that do not generate monitoring fees; and (f) the difference between gross asset and net asset value for those funds that earn management fees based on net asset value. We use non-fee generating AUM combined with fee-generating AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. Non-fee generating AUM includes assets on which we could earn carried interest income;

•	“BRH” refers to BRH Holdings GP, Ltd;

•

“carried interest,” “carried interest income,” and “incentive income” refer to interests granted to Apollo by an Apollo fund that entitle Apollo to receive allocations, distributions or fees which are based on the performance of such fund or its underlying investments;

•	“contributing partners” refer to those of our partners (and their related parties) who indirectly own (through Holdings) Apollo Operating Group units;

•

“gross IRR” of a private equity fund represents the cumulative investment-related cash flows for all of the investors in the fund on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on March 31, 2013 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors;

•	“Holdings” means AP Professional Holdings, L.P., a Cayman Islands exempted limited partnership through which our managing partners and contributing partners hold their Apollo Operating Group units;

•	“IRS” refers to the Internal Revenue Service;

•

“managing partners” refer to Messrs. Leon Black, Joshua Harris and Marc Rowan collectively and, when used in reference to holdings of interests in Apollo or Holdings, includes certain related parties of such individuals;

•

“net IRR” of a private equity fund means the gross IRR applicable to all investors, including related parties which may not pay fees, net of management fees, organizational expenses, transaction costs, and certain other fund expenses (including interest incurred by the fund itself). The realized and the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner, thereby reducing the balance attributable to fund investors carried interest all offset to the extent of interest income, and measures returns based on amounts that, if distributed, would be paid to investors of the fund, to the extent that a private equity fund exceeds all requirements detailed within the applicable fund agreement;

•	“our manager” means AGM Management, LLC, a Delaware limited liability company that is controlled by our managing partners;

S-iii

•

“permanent capital” means capital of publicly traded vehicles that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law, such as AP Alternative Assets, L.P., Apollo Investment Corporation, Apollo Commercial Real Estate Finance, Inc., Apollo Residential Mortgage, Inc., Apollo Tactical Income Fund and Apollo Senior Floating Rate Fund Inc.; such publicly traded vehicles may be required, or elect, to return all or a portion of capital gains and investment income;

•

“private equity investments” refer to (i) direct or indirect investments in existing and future private equity funds managed or sponsored by Apollo, (ii) direct or indirect co-investments with existing and future private equity funds managed or sponsored by Apollo, (iii) direct or indirect investments in securities which are not immediately capable of resale in a public market that Apollo identifies but does not pursue through its private equity funds, and (iv) investments of the type described in (i) through (iii) above made by Apollo funds;

•	“Roll-up Agreements” mean the several Roll-up Agreements among Holdings, BRH, Apollo, APO Corp. and APO Asset Co., LLC, on the one hand, and a senior manager of Apollo, on the other hand;

•

“Shareholders Agreement” means the Shareholders Agreement, dated as of July 13, 2007, by and among Apollo, Holdings, BRH Holdings, L.P., Black Family Partners, L.P., MJR Foundation LLC and the managing partners; and

•	“Strategic Investors” refer to the California Public Employees’ Retirement System, or “CalPERS,” and an affiliate of the Abu Dhabi Investment Authority, or “ADIA.”

S-iv

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. In all cases, you should rely on the later information over different information included in this prospectus supplement. We incorporate by reference the following documents which have been filed with the Commission:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 1, 2013 (the “2012 Annual Report”).

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Commission on May 7, 2013 (the “First Quarter 10-Q”).

•	Our Current Reports on Form 8-K and 8-K/A, filed with the Commission on June 18, 2012, February 1, 2013, May 7, 2013 and May 7, 2013.

•	The description of the Class A shares set forth in our registration statement on Form 8-A filed with the Commission on March 21, 2011.

All documents and reports that we file with the Commission (other than any portion of such filings that are furnished under applicable Commission rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus supplement and before the later of (1) the completion of the offering of the Class A shares described in this prospectus supplement and (2) the termination of the offering of Class A shares pursuant to this prospectus supplement, shall be incorporated by reference in this prospectus supplement from the date of filing of such documents.

Upon request, we will provide to each person to whom a prospectus supplement is delivered a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus supplement. You may request a copy of these filings or a copy of any or all of the documents referred to above which have been incorporated in this prospectus supplement by reference, at no cost, by writing or telephoning us at the following address:

Apollo Global Management, LLC

9 West 57th Street, 43rd Floor

New York, New York 10019

Telephone: (212) 515-3200

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we authorize. We have not authorized any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we authorize. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.

You should not assume that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we authorize or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-v

Except as described above or elsewhere in this prospectus supplement, no other information is incorporated by reference in this prospectus supplement or the accompanying prospectus (including, without limitation, information on our website).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Class A shares offered in this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement on Form S-3 and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information about us and the Class A shares, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus supplement or the accompany prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement.

Anyone may inspect the registration statement on Form S-3 and its exhibits and schedules without charge at the public reference facilities the Commission maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the Commission upon the payment of certain fees prescribed by the Commission. You may obtain further information about the operation of the Commission’s Public Reference Room by calling the Commission at 1-800-SEC-0330. You may also inspect these reports and other information without charge at the website maintained by the Commission. The address of this website is www.sec.gov.

We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the Commission. You can inspect and copy these reports and other information at the public reference facilities maintained by the Commission at the address noted above. You can also obtain copies of this material from the Public Reference Room as described above, or inspect them without charge at the Commission’s website. We furnish our shareholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm. We maintain a website at www.agm.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement forms a part, and you should not rely on any such information in making your decision whether to purchase our Class A shares.

No person has been authorized to give any information or to make any representation other than those contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus, and, if given or made, any information or representations must not be relied upon as having been authorized. This prospectus supplement, the accompanying prospectus or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus supplement nor any sale made under this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the affairs of Apollo Global Management, LLC since the date of this prospectus supplement.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus may contain forward looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this prospectus supplement and the accompanying prospectus, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein, including the factors described in the Company’s 2012 Annual Report, and other factors as may be described from time to time in our periodic filings with the Commission, which are accessible on the Commission’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement. This summary sets forth the material terms of this offering, but does not contain all of the information that you should consider before investing in our Class A shares. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the information incorporated by reference herein and the sections entitled “Risk Factors” in this prospectus supplement and in the accompanying prospectus, our financial statements and the related notes and management’s discussion and analysis thereof incorporated by reference in this prospectus supplement, before making an investment decision to purchase our Class A shares.

Company Overview

Founded in 1990, Apollo is a leading global alternative investment manager. We are contrarian, value-oriented investors in private equity, credit and real estate, with significant distressed investment expertise. We have a flexible mandate in the majority of the funds we manage that enables the funds to invest opportunistically across a company’s capital structure. We raise, invest and manage funds on behalf of some of the world’s most prominent pension, endowment and sovereign wealth funds, as well as other institutional and individual investors. As of March 31, 2013, we had total AUM of $114.3 billion, including approximately $39.2 billion in private equity, $63.5 billion in credit and $9.4 billion in real estate. We have consistently produced attractive long-term investment returns in our private equity funds, generating a 39% gross IRR and a 26% net IRR on a compound annual basis from inception through March 31, 2013.

Apollo is led by our managing partners, Leon Black, Joshua Harris and Marc Rowan, who have worked together for more than 22 years and lead a team of 644 employees, including 252 investment professionals, as of March 31, 2013. This team possesses a broad range of transaction, financial, managerial and investment skills. We have offices in New York, Los Angeles, Houston, London, Frankfurt, Luxembourg, Singapore, Hong Kong, and Mumbai. We operate our private equity, credit and real estate businesses in a highly integrated manner, which we believe distinguishes us from other alternative investment managers. Our investment professionals frequently collaborate across disciplines. We believe that this collaboration, including market insight, management, banking and consultant contacts, and investment opportunities, enables the funds we manage to more successfully invest across a company’s capital structure. This platform and the depth and experience of our investment team have enabled us to deliver strong long-term investment performance for our funds throughout a range of economic cycles.

Our objective is to achieve superior long-term risk-adjusted returns for our fund investors. The majority of our investment funds are designed to invest capital over periods of seven or more years from inception, thereby allowing us to generate attractive long-term returns throughout economic cycles. Our investment approach is value-oriented, focusing on nine core industries in which we have considerable knowledge and experience, and emphasizing downside protection and the preservation of capital. Our core industry sectors cover chemicals, commodities, consumer and retail, distribution and transportation, financial and business services, manufacturing and industrial, media and cable and leisure, packaging and materials and the satellite and wireless industries. We are frequently contrarian in our investment approach, which is reflected in a number of ways, including:

•	our willingness to invest in industries that our competitors typically avoid;

•	the often complex structures we employ in some of our investments, including our willingness to pursue difficult corporate carve-out transactions;

•	our experience investing during periods of uncertainty or distress in the economy or financial markets when many of our competitors simply reduce their investment activity;

•	our orientation towards sole sponsored transactions when other firms have opted to partner with others; and

•	our willingness to undertake transactions that have substantial business, regulatory or legal complexity.

We have applied this investment philosophy to identify what we believe are attractive investment opportunities, deploy capital across the balance sheet of industry leading, or “franchise,” businesses and create value throughout economic cycles.

We benefit from mandates with long-term capital commitments in our private equity, credit and real estate businesses. Our long-lived capital base allows us to invest assets with a long-term focus, which is an important component in generating attractive returns for our investors. We believe our long-term capital also leaves us well-positioned during economic downturns, when the fundraising environment for alternative assets has historically been more challenging than during periods of economic expansion. As of March 31, 2013, approximately 93% of our AUM was in funds with a contractual life at inception of seven years or more, and 10% of our AUM was in permanent capital vehicles with unlimited duration.

Our financial results are highly variable, since carried interest (which generally constitutes a large portion of the income that we receive from the funds we manage), and the transaction and advisory fees that we receive, can vary significantly from quarter to quarter and year to year. We manage our business and monitor our performance with a focus on long-term performance, an approach that is generally consistent with the investment horizons of the funds we manage and is driven by the investment returns of our funds.

Business Segments

Our business is organized into three business segments:

Private Equity

As a result of our long history of private equity investing across market cycles, we believe we have developed a unique set of skills which we rely on to make new investments and to maximize the value of our existing investments. As an example, through our experience with traditional private equity buyouts, which we refer to herein also as buyout equity, we apply a highly disciplined approach towards structuring and executing transactions, the key tenets of which include acquiring companies at below industry average purchase price multiples, and establishing flexible capital structures with long-term debt maturities and few, if any, financial maintenance covenants.

We believe we have a demonstrated ability to adapt quickly to changing market environments and capitalize on market dislocations through our traditional, distressed and corporate buyout approach. In prior periods of strained financial liquidity and economic recession, our private equity funds have made attractive investments by buying the debt of quality businesses (which we refer to as “classic” distressed debt), converting that debt to equity, seeking to create value through active participation with management and ultimately monetizing the investment. This combination of traditional and corporate buyout investing with a “distressed option” has been deployed through prior economic cycles and has allowed our funds to achieve attractive long-term rates of return in different economic and market environments. In addition, during prior economic downturns we have relied on our restructuring experience and worked closely with our funds’ portfolio companies to maximize the value of our funds’ investments.

We seek to focus on investment opportunities where competition is limited or non-existent. We believe we are often sought out early in the investment process because of our industry expertise, willingness to pursue investments in complicated situations and ability to provide value-added advice to portfolio companies regarding operational improvements, acquisitions and strategic direction. We generally prefer sole sponsored transactions and since inception through December 31, 2012, approximately 80% of the investments made by our private equity funds have been proprietary in nature. We believe that by emphasizing our proprietary sources of deal flow, our private equity funds will be able to acquire businesses at more compelling valuations which will ultimately create a more attractive risk/reward proposition.

Distressed Buyouts and Debt Investments. During periods of market dislocation and volatility, we rely on our credit and capital markets expertise to build positions in distressed debt. We target assets with high-quality operating businesses but low-quality balance sheets, consistent with our traditional buyout strategies.

We believe distressed buyouts and debt investments represent a highly attractive risk/reward profile. Our funds’ investments in debt securities have generally resulted in two outcomes. The first and preferred potential outcome, which we refer to as a distressed for control investment, is when our funds are successful in taking control of a company through its investment in the distressed debt. The second potential outcome, which we refer to as a non-control distressed investment, is when our funds do not gain control of the company. In these instances, we may forgo seeking control, and instead our funds may seek to sell the debt investments over time, typically generating a higher short-term IRR with a lower multiple of invested capital than in the case of a typical distressed for control transaction. We believe that we are a market leader in distressed investing and that this is one of the key areas that differentiates us from our peers.

During the depths of the most recent financial crisis, we believe we were one of the most active market participants, with our funds acquiring over $40.5 billion of face value of debt investments from inception through March 31, 2013 in an array of distressed strategies whereby our funds purchased levered senior loans, effectuated distressed for control investments and bought back debt of the funds’ portfolio companies at significant discounts to par.

Corporate Carve Outs. Corporate partner buyouts or carve-out situations offer another way to capitalize on investment opportunities during environments in which purchase prices for control of companies are at high multiplies of earnings, making them less attractive for traditional buyout investors. Corporate partner buyouts focus on companies in need of a financial partner in order to consummate acquisitions, expand product lines, buy back stock or pay down debt. In these investments, our funds do not seek control but instead make significant investments that typically allow our funds to demand control rights similar to those that would be required in a traditional buyout, such as control over the direction of the business and ultimate exit.

Corporate partner buyouts typically have lower purchase multiples and a significant amount of downside protection, when compared with traditional buyouts. We have often been able to use our position as a preferred security holder in several buyouts to weather difficult times in a portfolio company’s lifecycle and to create significant value in investments that otherwise would have been impaired.

Opportunistic Buyouts. We have extensive experience completing leveraged buyouts across various market cycles. We take an opportunistic and disciplined approach to these transactions, generally avoiding highly competitive situations in favor of proprietary transactions where there may be opportunities to purchase a company at a discount to prevailing market averages. To further alter the risk/reward profile in our funds’ favor, we often focus on certain types of buyouts such as physical asset acquisitions and investments in non-correlated assets where underlying values tend to change in a manner that is independent of broader market movements.

In the case of more conventional buyouts, we seek investment opportunities where we believe our focus on complexity and sector expertise will provide us with a significant competitive advantage, whereby we can leverage our knowledge and experience from the nine core industries in which our investment professionals have historically invested private equity capital. We believe such knowledge and experience can result in our ability to find attractive opportunities for our funds to acquire portfolio company investments at lower purchase price multiples.

Other Investments. In addition to our opportunistic, distressed and corporate partner buyout activities, we also maintain the flexibility to deploy capital of our private equity funds in other types of investments such as the creation of new companies, which allows us to leverage our deep industry and distressed expertise and collaborate with experienced management teams to seek to capitalize on market opportunities that we have identified, particularly in asset-intensive industries that are in distress. In these types of situations, we have the ability to establish new entities that can acquire distressed assets at what we believe are attractive valuations without the burden of managing an existing portfolio of legacy assets.

Natural Resources. In 2011, Apollo established Apollo Natural Resources Partners, L.P. (together with its parallel funds and alternative investment vehicles, “ANRP”), and has assembled a team of dedicated investment professionals to capitalize on private equity investment opportunities in the natural resources industry, principally in the metals and mining, energy and select other natural resources sectors. ANRP completed its fundraising period during the fourth quarter of 2012, and had over $1.3 billion of committed capital as of March 31, 2013.

AP Alternative Assets, L.P. AAA is a Guernsey limited partnership whose partners are comprised of (i) AAA Guernsey Limited (“AAA Guernsey”), which holds 100% of the general partner interests in AAA, and (ii) the holders of common units representing limited partner interests in AAA. The common units are non-voting and are listed on NYSE Euronext in Amsterdam under the symbol “AAA”. AAA generally makes all of these investments through AAA Investments, of which AAA is the sole limited partner.

AAA issued approximately $1.9 billion of equity capital in its initial public offering in June 2006. As of March 31, 2013, AAA, through its investment in AAA Investments, was the largest shareholder of Athene Holding Ltd. (together with its subsidiaries, “Athene”) with an approximate 72% ownership stake (without giving effect to restricted common shares issued under Athene’s management equity plan).

Building Value in Portfolio Companies. We are a “hands-on” investor organized around nine core industries where we believe we have significant knowledge and expertise, and we remain actively engaged with the management teams of the portfolio companies of our private equity funds. We have established relationships with operating executives that assist in the diligence review of new opportunities and provide strategic and operational oversight for portfolio investments. We actively work with the management of each of the portfolio companies of the funds we manage to maximize the underlying value of the business. To achieve this, we take a holistic approach to value-creation, concentrating on both the asset side and liability side of the balance sheet of a company.

Credit

Since Apollo’s founding in 1990, we believe our expertise in credit has served as an integral component of our company’s growth and success. Our credit-oriented approach to investing commenced in 1990 with the management of a $3.5 billion high-yield bond and leveraged loan portfolio. Since that time, our credit activities have grown significantly, through both organic growth and strategic acquisitions. As of March 31, 2013, Apollo’s credit segment had total AUM and fee-generating AUM of $63.5 billion and $48.5 billion, respectively, across a diverse range of credit-oriented investments that utilize the same disciplined, value-oriented investment philosophy that we employ with respect to our private equity funds.

Apollo’s broad credit platform, which we believe is adaptable to evolving market conditions and different risk tolerances, has been organized by the following six functional groups:

•

U.S. Performing Credit. The U.S. performing credit group provides investment management services to funds, including strategic investment accounts (“SIAs”), that primarily focus on income-oriented, senior loan and bond investment strategies. The U.S. performing credit group also includes CLOs that we raise and manage internally. As of March 31, 2013, our U.S. performing credit group had total AUM and fee-generating AUM of $27.0 billion and $20.6 billion, respectively.

•	Structured Credit. The structured credit group provides investment management services to funds, including SIAs, that primarily focus on structured credit investment strategies that target multiple tranches of structured securities with favorable and protective lending terms, predictable payment schedules, strong financials, and low historical levels of default by underlying borrowers, among other characteristics. These strategies include investments in externally managed CLOs, residential mortgage-backed securities, asset-backed securities and other structured instruments, including insurance-linked securities and longevity-based products. The structured credit group also serves as substitute investment manager for a number of asset-backed CDOs and other structured vehicles. As of March 31, 2013, our structured credit group had total AUM and fee-generating AUM of $12.5 billion and $8.2 billion, respectively.

•

Opportunistic Credit. The opportunistic credit funds and SIAs invest in a broad array of primary and secondary opportunities encompassing performing, stressed and distressed public and private securities primarily within corporate credit, including senior loans, high yield, mezzanine, debtor in possession financings, rescue or bridge financings, and other debt investments. Additionally, certain opportunistic credit funds will selectively invest in aircraft, energy and structured credit investment opportunities. In certain cases, leverage can be employed in connection with these strategies by having fund subsidiaries or special-purpose vehicles incur debt or by entering into credit facilities or other debt transactions to finance the acquisition of various credit investments. As of March 31, 2013, our opportunistic credit group had total AUM and fee-generating AUM of $6.1 billion and $4.5 billion, respectively.

•

Non-performing Loans. The non-performing loan group provides investment management services to funds, including SIAs, that primarily invest in European commercial and residential real estate performing and non-performing loans (“NPLs”) and unsecured consumer loans. The non-performing loan group also controls captive pan-European loan servicing and property management platforms within certain of the NPL investment vehicles that we manage. As of December 31, 2012, these loan servicing and property management platforms operate in six European countries and directly service consumer credit card receivables and loans secured by commercial and residential properties. The post-investment loan servicing and real estate asset management requirements, combined with the illiquid nature of NPLs, limit participation by traditional long only investors, hedge funds, and private equity funds, resulting in what we believe to be a unique opportunity for our credit business. As of March 31, 2013, our non-performing loans group had total AUM and fee-generating AUM of $6.0 billion and $4.3 billion, respectively.

•

European Credit. The European credit group provides investment management services to funds, including SIAs, that focus on investment strategies in a variety of credit opportunities in Europe across a company’s capital structure. The European credit group invests in senior secured loans and notes, mezzanine loans, subordinated notes, distressed and stressed credit and other idiosyncratic credit investments of companies established or operating in Europe, with a focus on Western Europe. As of March 31, 2013, our European credit group had total AUM and fee-generating AUM of $2.2 billion and $1.3 billion, respectively.

•

Athene. During 2009, Athene Holding Ltd. was founded to capitalize on favorable market conditions in the dislocated life insurance sector and Athene is a leading provider of products in the retirement savings market. Apollo also formed Athene Asset Management LLC during 2009, an investment manager that receives fees for asset management services provided to Athene and other insurance clients, including asset allocation and portfolio management strategies. As of March 31, 2013, Athene Asset Management LLC had $16.2 billion of total AUM, of which approximately $6.5 billion was either sub-advised by Apollo or invested in Apollo funds and investment vehicles. On May 1, 2013, Athene Holding Ltd. entered into a definitive agreement to sell, through a reinsurance agreement, Aviva USA Corporation’s life insurance business to Commonwealth Annuity and Life Insurance Co., a wholly owned subsidiary of Global Atlantic Financial Group and a Massachusetts domiciled insurance and reinsurance company that is rated “A- (stable)” by AM Best. The sale is contingent upon the pending acquisition by Athene of Aviva USA Corporation.

Real Estate

We have assembled a dedicated global investment management team to pursue real estate investment opportunities which we believe benefits from Apollo’s long-standing history of investing in both credit and real estate-related sectors such as hotels and lodging, leisure, and logistics. We believe our dedicated real estate platform benefits from, and contributes to, Apollo’s integrated platform, with $9.4 billion in AUM in both credit and real estate-related sectors as of March 31, 2013, and further expands Apollo’s deep real estate industry knowledge and relationships.

•

AGRE U.S. Real Estate Fund, L.P. Apollo Global Real Estate Management, L.P. (“AGRE”), an indirect subsidiary of Apollo, is the sponsor of the AGRE U.S. Real Estate Fund, L.P. (“AGRE U.S. Real Estate Fund”), which pursues investment opportunities to recapitalize, restructure and acquire real estate assets, portfolios and companies primarily in the United States. As of March 31, 2013, the AGRE U.S. Real Estate Fund had $785.2 million of committed capital, including committed capital from co-investors.

•

Citi Property Investors (“CPI”) Business. On November 12, 2010, Apollo completed the acquisition of the CPI business, which was the real estate investment management business of Citigroup Inc. CPI is an integrated real estate investment platform with investment professionals located in Asia, Europe and North America. As part of the acquisition, Apollo acquired general partner interests in, and advisory agreements with, various real estate investment funds and co-investment vehicles and added to its team of real estate professionals. As of March 31, 2013, CPI had total and fee-generating AUM of approximately $2.8 billion and $1.7 billion, respectively.

•

Apollo Commercial Real Estate Finance, Inc. In September 2009, we launched Apollo Commercial Real Estate Finance, Inc. (“ARI”), a publicly traded real estate investment trust managed by Apollo that acquires, originates, invests in and manages performing commercial first mortgage loans, commercial mortgage backed securities (“CMBS”), mezzanine investments and other commercial real estate-related investments in the United States. The company trades on the NYSE under the symbol “ARI.” As of March 31, 2013, ARI had total and fee-generating AUM of approximately $1.0 billion and $0.6 billion, respectively.

•

CMBS Funds. Since December 2009, we have launched four real estate accounts formed to invest principally in CMBS with total and fee-generating AUM as of March 31, 2013 of approximately $2.4 billion and $0.4 billion, respectively.

Management Fees and Carried Interest

Our revenues and other income consist principally of (i) management fees, which are based upon a percentage of the committed or invested capital (in the case of our private equity funds and certain of our credit and real estate funds), adjusted assets (in the case of AAA), gross invested capital or fund net asset value (in the case of the rest of our credit funds), stockholders’ equity (in the case of ARI) or the capital accounts of the limited partners (in the case of AGRE CMBS Fund L.P.), (ii) transaction and advisory fees received from private equity and certain credit portfolio companies in respect of business and transaction consulting services that we provide, as well as advisory services provided to a credit fund, (iii) income based on the performance of our funds, which consists of allocations, distributions or fees from our private equity funds, AAA and our credit funds, and (iv) investment income from our investments as general partner and other direct investments primarily in the form of net gains from investment activities as well as interest and dividend income.

The composition of our revenues will vary based on market conditions and the cyclicality of the different businesses in which we operate. Our funds’ returns are driven by investment opportunities and general market conditions, including the availability of debt capital on attractive terms and the availability of distressed debt opportunities. Our funds initially record fund investments at cost and then such investments are subsequently recorded at fair value. Fair values are affected by changes in the fundamentals of the portfolio company, the portfolio company’s industry, the overall economy as well as other market conditions.

The table below presents our fee-generating AUM as of the dates indicated.

	Fee-Generating AUM
	As of December 31,				As of March 31,
	2010	2011	2012		2012	2013
	(in millions)
Private Equity	$27,874	$28,031	$27,932		$27,653	$27,868
Credit	16,484	26,553	49,518	(1)	28,207	48,488
Real Estate	2,679	3,537	4,484	(1)	3,711	5,277

Total Fee-Generating AUM:	$47,037	$58,121	$81,934		$59,571	$81,633

(1)	Includes fee-generating AUM as of September 31, 2012 for certain publicly traded vehicles managed by Apollo.

Organizational Structure

Apollo Global Management, LLC is a holding company and, through wholly-owned subsidiaries, holds equity interests in, and conducts all of its material business activities through, the Apollo Operating Group partnerships. Through wholly-owned subsidiaries, Apollo Global Management, LLC indirectly owns 100% of the general partner interests of the Apollo Operating Group. Accordingly, Apollo Global Management, LLC operates and controls all of the business and affairs of the Apollo Operating Group and consolidates the financial results of Apollo Operating Group and its consolidated subsidiaries. As of March 31, 2013, Apollo Global Management, LLC held approximately 35.5% of the limited partner interests of the Apollo Operating Group with the remaining Apollo Operating Group limited partner interest being held by the limited partners (generally consisting of our managing partners and contributing partners and other senior personnel of Apollo Global Management, LLC) of the Apollo Operating Group.

Each of the Apollo Operating Group partnerships holds interests in different businesses or entities organized in different jurisdictions. Apollo Principal Holdings I, L.P. holds the interests of certain of our domestic general partners of our private equity funds and our domestic co-investment vehicles of our private equity funds as well as the domestic general partner of certain of our real estate funds; Apollo Principal Holdings VI, L.P. holds the interests of certain of our domestic general partners of our private equity funds and our domestic co-investment vehicles of our private equity funds and certain of our credit funds; Apollo Principal Holdings II, L.P. holds the interests of certain of our general partners of credit funds and certain managed accounts; Apollo Principal Holdings III, L.P. and Apollo Principal Holdings VII, L.P. generally hold the interests of our foreign general partners of private equity funds, including the foreign general partner of AAA Investments, our private equity foreign co-investment vehicles, one of our credit foreign co-investment vehicles, and certain of our credit domestic co-investment vehicles; Apollo Principal Holdings IV, L.P. holds the interests of our foreign and domestic general partners of credit funds and managed accounts; Apollo Principal Holdings VIII, L.P. holds the interests of certain credit foreign co-investment vehicles; Apollo Principal Holdings IX, L.P. holds the interests of the domestic and foreign general partners of certain of our credit funds; and AMH Holdings (Cayman), L.P. and Apollo Management Holdings, L.P. hold the interests of the management companies for each of our private equity funds (including AAA), our credit funds and our real estate funds.

Apollo Global Management, LLC is managed by our manager, AGM Management, LLC, which we refer to as “our manager,” which is in turn wholly-owned and controlled by our managing partners. Our manager does not have any business activities other than the management of our businesses. We reimburse our manager and its affiliates for all costs incurred in managing and operating us, and our operating agreement provides that our manager will determine the expenses that are allocable to us.

The simplified diagram set forth below depicts our current organizational structure after giving effect to the Transactions (as defined below under “—Recent Developments”)(1), assuming no exercise of the underwriters’ option to purchase additional Class A shares from the selling shareholders. The diagram does not depict all of our subsidiaries, including intermediate holding companies through which certain of our subsidiaries depicted are held.

(1)	Adjusted numbers giving effect to the Transactions, including the assumptions stated under “Recent Developments—Exchange of Apollo Operating Group Units for Class A Shares.”

(2)	After giving effect to the Transactions, the Strategic Investors hold 31.9% of the Class A shares outstanding. After giving effect to the Transactions, the Class A shares held by investors other than the Strategic Investors represent 29.4% of the total voting power of our shares entitled to vote and 25.8% of the economic interests in the Apollo Operating Group. Class A shares held by the Strategic Investors do not have voting rights. However, such Class A shares will become entitled to vote upon transfers by a Strategic Investor in accordance with the agreements entered into in connection with the investments made by the Strategic Investors.
(3)	Our Managing Partners own BRH, which in turn holds our only outstanding Class B share. After giving effect to the Transactions, the Class B share represents 70.6% of the total voting power of our shares entitled to vote but no economic interest in Apollo Global Management, LLC. Our Managing Partners’ economic interests are instead represented by their indirect beneficial ownership, through Holdings, of 54.8% of the limited partner interests in the Apollo Operating Group, after giving effect to the Transactions.
(4)	Through BRH Holdings, L.P., our Managing Partners indirectly beneficially own through estate planning vehicles limited partner interests in Holdings.
(5)	After giving effect to the Transactions, Holdings owns 62.1% of the limited partner interests in each Apollo Operating Group entity. The Apollo Operating Group units held by Holdings are exchangeable for Class A shares. Our Managing Partners, through their interests in BRH and Holdings, beneficially own 54.8% of the Apollo Operating Group units, after giving effect to the Transactions. After giving effect to the Transactions, our Contributing Partners, through their ownership interests in Holdings, beneficially own 7.3% of the Apollo Operating Group units.
(6)	BRH is the sole member of AGM Management, LLC, our manager. The management of Apollo Global Management, LLC is vested in our manager as provided in our operating agreement.
(7)	Represents 37.9% of the limited partner interests, after giving effect to the Transactions, in each Apollo Operating Group entity, held through intermediate holding companies. Apollo Global Management, LLC, also indirectly owns 100% of the general partner interests in each Apollo Operating Group entity.

Recent Developments

Exchange of Apollo Operating Group Units for Class A Shares

As described under “Description of Shares—Amended and Restated Exchange Agreement,” we are party to an exchange agreement with Holdings. Under the exchange agreement, subject to the vesting and minimum retained ownership requirements and transfer restrictions set forth in the partnership agreements of the Apollo Operating Group partnerships, each such holder of Apollo Operating Group units (and certain transferees thereof) may up to four times each year, upon notice (subject to the terms of the exchange agreement), exchange these partnership units for Class A shares on a one-for-one basis, subject to customary conversion rate adjustments for splits, distributions and reclassifications. Under the exchange agreement, to effect an exchange, a holder of partnership units in the Apollo Operating Group must simultaneously exchange one partnership unit in each of the Apollo Operating Group partnerships. As a holder exchanges its Apollo Operating Group units, our indirect interest in the Apollo Operating Group partnerships will be correspondingly increased. Under the Shareholders Agreement or Roll-up Agreements, exchanges by holders of Apollo Operating Group units are limited to 7.5% of outstanding Apollo Operating Group units prior to April 3, 2014. We have filed a shelf registration statement to register the exchange of Class A shares issuable upon exchange of Apollo Operating Group units from time to time, including the Class A shares to be issued in the AOG Exchange described below. We refer to the initial issuance of Class A shares in exchange for Apollo Operating Group units pursuant to these arrangements, which we expect to occur substantially concurrently with this offering, as the “AOG Exchange.”

We refer to this offering and the AOG Exchange collectively as the “Transactions.” Unless otherwise indicated, adjusted numbers giving effect to the Transactions in this prospectus supplement assume (i) 7,625,535 Apollo Operating Group units are exchanged for Class A shares to be sold in this offering pursuant to the AOG Exchange, (ii) the sale of 21,111,273 Class A shares by the selling shareholders in this offering and (iii) no exercise by the underwriters of their option to purchase additional Class A shares from the selling shareholders.

Exercise of Stock Options

We believe that members of our senior management may exercise vested stock options to purchase Class A shares substantially concurrent with this offering.

Shelf Registration Statement

In order to satisfy registration rights we have granted to the managing members, we have filed a shelf registration statement to register the offer and sale of certain Class A shares held by the managing members. Under the Shareholders Agreement, aggregate sales by each managing member (including any sales in this offering) are limited to 7.5% of their Class A shares held as of the date of this prospectus supplement until April 3, 2014. The Class A shares registered on such registration statement will be subject to the lock-up restrictions to which the managing members are subject as described under “Underwriting (Conflicts of Interest).”

The Offering

The summary below describes the principal terms of the Class A shares offered hereby. Certain of the terms and conditions described below are subject to important limitations and exceptions. You should carefully review the “Description Of Shares—Shares—Class A Shares” section of the accompanying prospectus, which contains a more detailed description of the terms of the Class A shares. Unless otherwise indicated, all share information in this prospectus supplement is based on the number of shares of Class A shares outstanding as of May 3, 2013 and excludes information on shares reserved for issuance. Unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional Class A shares.

Issuer	Apollo Global Management, LLC

Class A shares offered by selling shareholders	21,111,273 Class A shares, representing Class A limited liability company interests

Class A shares to be outstanding after the Transactions as of May 3, 2013	139,920,867

Underwriters’ option to purchase additional shares	The selling shareholders have granted the underwriters an option to purchase up to 3,166,690 shares of Class A shares owned by them.

Use of Proceeds	We will not receive any of the proceeds from the sale of Class A shares by the selling shareholder, including pursuant to an exercise of the option to purchase additional Class A shares.

Dividend Policy	Our intention is to distribute to our Class A shareholders on a quarterly basis substantially all of our net after-tax cash flow from operations in excess of amounts determined by our manager to be necessary or appropriate to provide for the conduct of our businesses, to make appropriate investments in our businesses and our funds, to comply with applicable law, to service our indebtedness or to provide for future distributions to our Class A shareholders for any ensuing quarter. Our Class B shareholder is not entitled to any dividends.

The declaration, payment and determination of the amount of our quarterly dividend will be at the sole discretion of our manager. We cannot assure you that any dividends, whether quarterly or otherwise, will or can be paid. See “Dividend Policy” for a discussion of the factors our manager is likely to consider in regard to our payment of cash dividends.

NYSE symbol of our Class A shares	APO

Conflict of Interest

Apollo Global Securities, LLC, one of our subsidiaries, which is an underwriter in this offering, is deemed to have a “conflict of interest” under the applicable provisions of Rule 5121 of The Financial Industry Regulatory Authority (“FINRA”) because (i) Apollo Global Securities, LLC is controlled by the Company and (ii) associated persons of Apollo Global Securities, LLC are selling shareholders that, in the aggregate, will receive more than five percent of the net proceeds from this offering as a result of their sale of Class A shares in this offering. Because this offering is being conducted in accordance with Rule 5121, the appointment of a “qualified independent underwriter” is not required. Apollo Global Securities, LLC will not make sales to discretionary accounts without the prior approval of the customer.

Risk Factors	You should carefully consider all of the information set forth in this prospectus supplement and, in particular, the information under the headings “Risk Factors” beginning on page S-17 of this prospectus supplement and page 2 of the accompanying prospectus, prior to purchasing the Class A shares offered hereby.

Summary Historical and Other Data

The following summary historical consolidated financial and other data of Apollo Global Management, LLC should be read together with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes included in our 2012 Annual Report, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical unaudited condensed consolidated financial statements and related notes included in our First Quarter 10-Q, each of which are incorporated by reference herein.

We derived the summary historical consolidated statements of operations data of Apollo Global Management, LLC for the years ended December 31, 2010, 2011 and 2012 and the summary historical consolidated statements of financial condition data as of December 31, 2011 and 2012 from our consolidated financial statements included in our 2012 Annual Report, which is incorporated by reference herein. The summary historical consolidated statements of operations data of Apollo Global Management, LLC for the three month periods ended March 31, 2012 and 2013 are derived from and should be read in conjunction with our unaudited condensed consolidated financial statements, included in our First Quarter 10-Q, which is incorporated by reference herein.

	Year Ended December 31,			Three Months Ended March 31,
	2010	2011	2012	2012	2013
	(in thousands)
Statement of Operations Data
Revenues:
Advisory and transaction fees from affiliates	$79,782	$81,953	$149,544	$27,236	$47,419
Management fees from affiliates	431,096	487,559	580,603	127,178	150,447
Carried interest income (loss) from affiliates	1,599,020	(397,880)	2,129,818	622,329	1,111,207

Total Revenues	2,109,898	171,632	2,859,965	776,743	1,309,073

Expenses:
Compensation and benefits:
Equity-based compensation	1,118,412	1,149,753	598,654	148,866	45,286
Salary, bonus and benefits	249,571	251,095	274,574	65,071	73,396
Profit sharing expense	555,225	(63,453)	871,394	249,024	423,620
Incentive fee compensation	20,142	3,383	739	35	—

Total Compensation and Benefits	1,943,350	1,340,778	1,745,361	462,996	542,302
Interest expense	35,436	40,850	37,116	11,380	7,518
Professional fees	61,919	59,277	64,682	11,527	16,060
General, administrative and other	65,107	75,558	87,961	19,207	22,941
Placement fees	4,258	3,911	22,271	921	9,358
Occupancy	23,067	35,816	37,218	8,726	9,805
Depreciation and amortization	24,249	26,260	53,236	8,473	14,618

Total Expenses	2,157,386	1,582,450	2,047,845	523,230	622,602

Other Income (Loss):
Net income (loss) from investment activities	367,871	(129,827)	288,244	157,708	52,133
Net gains (losses) from investment activities of consolidated variable interest entities	48,206	24,201	(71,704)	(16,201)	47,861
Income from equity method investments	69,812	13,923	110,173	43,251	27,790
Interest income	1,528	4,731	9,693	1,614	3,091
Other income, net(1)	195,032	205,520	1,964,679	5,816	1,298

Total Other Income	682,449	118,548	2,301,085	192,188	132,173

Income (Loss) Before Income Tax Provision	634,961	(1,292,270)	3,113,205	445,701	818,644
Income tax provision	(91,737)	(11,929)	(65,410)	(14,560)	(18,579)

Net Income (Loss)	543,224	(1,304,199)	3,047,795	431,141	800,065
Net (income) loss attributable to Non-Controlling Interests(2)(3)	(448,607)	835,373	(2,736,838)	(333,098)	(551,087)

Net Income (Loss) Attributable to Apollo Global Management, LLC	$94,617	$(468,826)	$310,957	$98,043	$248,978

Distributions Declared per Class A share	$0.21	$0.83	$1.35	$0.46	$1.05

Net Income (Loss) Per Class A Share—Basic	$0.83	$(4.18)	$2.06	$0.66	$1.60

Net Income (Loss) Per Class A Share—Diluted	$0.83	$(4.18)	$2.06	$0.66	$1.59

	Year Ended December 31,			Three Months Ended March 31,
	2010	2011	2012	2012	2013
	(in thousands)
Statement of Financial Condition Data
Total assets	$6,552,372	$7,975,873	$20,636,858	$9,100,674	$21,289,337
Debt (excluding obligations of consolidated variable interest entities)	751,525	738,516	737,818	738,291	737,711
Debt obligations of consolidated variable interest entities	1,127,180	3,189,837	11,834,955	3,700,536	11,347,332
Total shareholders’ equity	3,081,419	2,648,321	5,703,383	2,985,074	6,175,701
Total Non-Controlling Interests	2,930,517	1,921,920	3,036,565	2,208,503	3,417,330

Other Data
Economic Net Income (Loss)(4)	1,317,347	(300,500)	1,634,445	$461,987	$792,478
	(in millions)
Fee-generating assets under management	47,037	58,121	81,934	59,571	81,633
Total assets under management	67,551	75,222	113,379	86,126	114,269

(1)	Litigation settlement charge was incurred in connection with an agreement with Huntsman Corporation to settle certain claims related to Momentive Specialty Chemicals, Inc.’s now terminated merger agreement with Huntsman Corporation. Insurance proceeds of $162.5 million are included in other income during the year ended December 31, 2010.
(2)	Reflects Non-Controlling Interests attributable to AAA, consolidated variable interest entities and the remaining interests held by certain individuals who receive an allocation of income from certain of our credit management companies.
(3)	Reflects the Non-Controlling Interests in the net (loss) income of the Apollo Operating Group relating to the units held by our Managing Partners and Contributing Partners after the 2007 reorganization which is calculated by applying the ownership percentage of Holdings in the Apollo Operating Group.
(4)	Economic Net Income (“ENI”) is a key performance measure used by management in evaluating the performance of our private equity, credit and real estate segments. Management also believes the components of ENI such as the amount of management fees, advisory and transaction fees and carried interest income are indicative of Apollo’s performance. These measures of profitability have certain limitations in that they do not take into account certain items included under U.S. GAAP. ENI represents segment income (loss) attributable to Apollo Global Management, LLC, which excludes the impact of non-cash charges related to restricted share units (“RSUs”) granted in connection with the 2007 private placement and amortization of Apollo Operating Group units, income tax expense, amortization of intangibles associated with the 2007 reorganization as well as acquisitions and Non-Controlling Interests excluding the remaining interest held by certain individuals who receive an allocation of income from certain of our credit management companies. In addition, segment data excludes the assets, liabilities and operating results of the consolidated funds and variable interest entities that are included in the consolidated financial statements. Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Managing Business Performance” included in our 2012 Annual Report and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Managing Business Performance” included in our First Quarter 10-Q, each of which is incorporated by reference herein, for a more comprehensive explanation as to how ENI is used to manage and evaluate our business.

RISK FACTORS

Any investment in the Class A shares involves a high degree of risk. In particular, you should consider the risk factors described in our periodic reports filed with the Commission, including those set forth under the caption “Risk Factors” in the 2012 Annual Report. In addition to the other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, the following factors should be considered carefully before making an investment in the Class A shares. See “Incorporation of Documents by Reference” and “Where You Can Find More Information.” If any of these risks were to occur, the Company’s business, financial condition or operating results could be harmed, which may reduce our ability to pay dividends on or redeem the Class A shares. In addition, the trading price of the Class A shares may be adversely affected. You may lose all or part of your investment.

Risks Relating to Investing in this Offering

The market price and trading volume of our Class A shares may be volatile, which could result in rapid and substantial losses for our shareholders.

The market price of our Class A shares has been highly volatile and could be subject to wide fluctuations. Between our initial public offering in March 2011 and May 6, 2013, our Class A shares have traded as low as $8.85 per share and as high as $28.14 per share. In addition, the trading volume in our Class A shares may fluctuate and cause significant price variations to occur. If the market price of our Class A shares declines significantly, you may be unable to resell your Class A shares at or above your purchase price, if at all. The market price of our Class A shares may fluctuate or decline significantly in the future. Some of the factors that could negatively affect the price of our Class A shares or result in fluctuations in the price or trading volume of our Class A shares include:

•	variations in our quarterly operating results or distributions, which variations we expect will be substantial;

•

our policy of taking a long-term perspective on making investment, operational and strategic decisions, which is expected to result in significant and unpredictable variations in our quarterly returns;

•	failure to meet analysts’ earnings estimates;

•	publication of research reports about us or the investment management industry or the failure of securities analysts to cover our Class A shares;

•	additions or departures of our managing partners and other key management personnel;

•	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

•	actions by shareholders;

•	changes in market valuations of similar companies;

•	speculation in the press or investment community;

•

changes or proposed changes in laws or regulations or differing interpretations thereof affecting our businesses or enforcement of these laws and regulations, or announcements relating to these matters;

•	a lack of liquidity in the trading of our Class A shares;

•	adverse publicity about the asset management industry generally or individual scandals, specifically; and

•	general market and economic conditions.

In addition, from time to time, management may also declare special quarterly distributions based on investment realizations. Volatility in the market price of our Class A shares may be heightened at or around times of investment realizations as well as following such realization, as a result of speculation as to whether such a distribution may be declared.

An investment in Class A shares is not an investment in any of our funds, and the assets and revenues of our funds are not directly available to us.

This prospectus supplement is solely an offer with respect to Class A shares, and is not an offer directly or indirectly of any securities of any of our funds. Class A shares are securities of Apollo Global Management, LLC only. While our historical consolidated and combined financial information includes financial information, including assets and revenues of certain Apollo funds on a consolidated basis, and our future financial information will continue to consolidate certain of these funds, such assets and revenues are available to the fund and not to us except through management fees, incentive income, distributions and other proceeds arising from agreements with funds.

Our Class A share price may decline due to the large number of shares eligible for future sale and for exchange into Class A shares.

The market price of our Class A shares could decline as a result of sales of a large number of our Class A shares or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. As of March 31, 2013, we had 132,145,332 Class A shares outstanding. The Class A shares reserved under our equity incentive plan are increased on the first day of each fiscal year by (i) the amount (if any) by which (a) 15% of the number of outstanding Class A shares and Apollo Operating Group units exchangeable for Class A shares on a fully converted and diluted basis on the last day of the immediately preceding fiscal year exceeds (b) the number of shares then reserved and available for issuance under our equity incentive plan, or (ii) such lesser amount by which the administrator may decide to increase the number of Class A shares. Taking into account grants of RSUs and options made through March 31, 2013, 40,507,759 Class A shares remained available for future grant under our equity incentive plan. In addition, after taking into account 18,000,000 Class A shares to be issued in connection with the AOG Exchange prior to April 3, 2014, Holdings may at any time exchange its Apollo Operating Group units for up to an additional 222,000,000 Class A shares on behalf of our managing partners and contributing partners. We may also elect to sell additional Class A shares in one or more future primary offerings.

Our managing partners and contributing partners, through their partnership interests in Holdings, owned an aggregate of 64.5% of the Apollo Operating Group units as of March 31, 2013. As of March 31, 2013, after giving effect to the Transactions, our managing partners and contributing partners, through their partnership interests in Holdings, would have owned an aggregate of 62.1% of the Apollo Operating Group units. Subject to certain procedures and restrictions (including any transfer restrictions and lock-up agreements applicable to our managing partners and contributing partners), each managing partner and contributing partner has the right to exchange the Apollo Operating Group units for Class A shares. These Class A shares are eligible for resale from time to time, subject to certain contractual restrictions and Securities Act limitations and the lock-up restrictions to which the managing partners and contributing partners are subject as described under “Underwriting (Conflict of Interest).” In connection with the AOG Exchange described above under “Summary—Recent Developments —Exchange of Apollo Operating Group Units for Class A Shares,” our managing partners and contributing partners are exchanging Apollo Operating Group units for 8,769,365 Class A shares and all of such Class A shares, other than those Class A shares sold in this offering, will be available for sale following the expiration, waiver or termination of the lock-up agreement entered into by such managing partner or contributing partner, including pursuant to Rule 10b5-1 plans 60 days following the date of this prospectus supplement if the underwriters exercise their option to purchase additional shares in full.

Our managing partners and contributing partners (through Holdings) have the ability to cause us to register the Class A shares they acquire upon exchange of their Apollo Operating Group units. The Strategic Investors have the ability to cause us to register any of their non-voting Class A shares.

We have on file with the Commission a registration statement on Form S-8 covering the shares issuable under our equity incentive plan. Subject to vesting and contractual lock-up arrangements, such shares will be freely tradable.

Additionally, we intend to file a shelf registration statement to register the exchange of Class A shares issuable upon exchange of Apollo Operating Group units from time to time and a shelf registration statement to register the offer and sale of certain Class A shares held by the managing members. See “Summary—Recent Developments.”

We cannot assure you that our intended quarterly distributions will be paid each quarter or at all.

Our intention is to distribute to our Class A shareholders on a quarterly basis substantially all of our net after-tax cash flow from operations in excess of amounts determined by our manager to be necessary or appropriate to provide for the conduct of our businesses, to make appropriate investments in our businesses and our funds, to comply with applicable laws and regulations, to service our indebtedness or to provide for future distributions to our Class A shareholders for any ensuing quarter. The declaration, payment and determination of the amount of our quarterly dividend, if any, will be at the sole discretion of our manager, who may change our dividend policy at any time. We cannot assure you that any distributions, whether quarterly or otherwise, will or can be paid. In making decisions regarding our quarterly dividend, our manager considers general economic and business conditions, our strategic plans and prospects, our businesses and investment opportunities, our financial condition and operating results, working capital requirements and anticipated cash needs, contractual restrictions and obligations, legal, tax, regulatory and other restrictions that may have implications on the payment of distributions by us to our Class A shareholders or by our subsidiaries to us, and such other factors as our manager may deem relevant.

Our managing partners’ beneficial ownership of interests in the Class B share that we have issued to BRH, the control exercised by our manager and anti-takeover provisions in our charter documents and Delaware law could delay or prevent a change in control.

Our managing partners, through their ownership of BRH, beneficially own the Class B share that we have issued to BRH. The managing partners’ interests in such Class B share represented 76.9% of the total combined voting power of our shares entitled to vote as of March 31, 2013. As of March 31, 2013, after giving effect to the Transactions, the managing partners’ interests in such Class B share would have represented 70.6% of the total combined voting power of our shares entitled to vote. As a result, they are able to exercise control over all matters requiring the approval of shareholders and are able to prevent a change in control of our company. In addition, our operating agreement provides that so long as the Apollo control condition (as defined in the accompanying prospectus) is satisfied, our manager, which is owned and controlled by our managing partners, manages all of our operations and activities. The control of our manager will make it more difficult for a potential acquirer to assume control of us. Other provisions in our operating agreement may also make it more difficult and expensive for a third party to acquire control of us even if a change of control would be beneficial to the interests of our shareholders. For example, our operating agreement requires advance notice for proposals by shareholders and nominations, places limitations on convening shareholder meetings, and authorizes the issuance of preferred shares that could be issued by our board of directors to thwart a takeover attempt. In addition, certain provisions of Delaware law may delay or prevent a transaction that could cause a change in our control. The market price of our Class A shares could be adversely affected to the extent that our managing partners’ control over us, the control exercised by our manager as well as provisions of our operating agreement discourage potential takeover attempts that our shareholders may favor.

We are a Delaware limited liability company, and there are certain provisions in our operating agreement regarding exculpation and indemnification of our officers and directors that differ from the Delaware General Corporation Law (DGCL) in a manner that may be less protective of the interests of our Class A shareholders.

Our operating agreement provides that to the fullest extent permitted by applicable law our directors or officers will not be liable to us. However, under the DGCL, a director or officer would be liable to us for (i) breach of duty of loyalty to us or our shareholders, (ii) intentional misconduct or knowing violations of the law that are not done in good faith, (iii) improper redemption of shares or declaration of dividend, or (iv) a transaction from which the director derived an improper personal benefit. In addition, our operating agreement provides that we indemnify our directors and officers for acts or omissions to the fullest extent provided by law. However, under the DGCL, a corporation can only indemnify directors and officers for acts or omissions if the director or officer acted in good faith, in a manner he reasonably believed to be in the best interests of the corporation, and, in criminal action, if the officer or director had no reasonable cause to believe his conduct was unlawful. Accordingly, our operating agreement may be less protective of the interests of our Class A shareholders, when compared to the DGCL, insofar as it relates to the exculpation and indemnification of our officers and directors.

Our shareholders do not elect our manager or vote and have limited ability to influence decisions regarding our businesses.

So long as the Apollo control condition is satisfied, our manager, AGM Management, LLC, which is owned by our managing partners, will manage all of our operations and activities. AGM Management, LLC is managed by BRH, a Cayman entity owned by our managing partners and managed by an executive committee composed of our managing partners. Our shareholders do not elect our manager, its manager or its manager’s executive committee and, unlike the holders of common stock in a corporation, have only limited voting rights on matters affecting our businesses and therefore limited ability to influence decisions regarding our businesses. Furthermore, if our Class A shareholders are dissatisfied with the performance of our manager, they will have little ability to remove our manager. The managing partners collectively had 76.9% of the voting power of Apollo Global Management, LLC as of March 31, 2013. As of March 31, 2013, after giving effect to the Transactions, the managing partners collectively would have had 70.6% of the voting power of Apollo Global Management, LLC. Therefore, they have the ability to control any shareholder vote that occurs, including any vote regarding the removal of our manager.

USE OF PROCEEDS

All of the Class A shares being offered hereby are being sold by the selling shareholders identified in this prospectus supplement. We will not receive any proceeds from the sale of the Class A shares by the selling shareholders in this offering or the sale of the shares by the selling shareholders upon the exercise by the underwriters of their option to purchase additional Class A shares. The selling shareholders will receive all of the net proceeds from this offering and the sale of the shares, if any, by the selling shareholders upon the exercise by the underwriters of their option to purchase additional Class A shares. See “Selling Shareholders.”

Apollo Global Securities, LLC, which is an underwriter, is deemed to have a “conflict of interest” under the applicable provisions of Rule 5121 of FINRA because (i) Apollo Global Securities, LLC is controlled by the Company and (ii) associated persons of Apollo Global Securities, LLC are selling shareholders that, in the aggregate, will receive more than five percent of the net proceeds from this offering as a result of their sale of Class A shares in this offering. Because this offering is being conducted in accordance with Rule 5121, the appointment of a “qualified independent underwriter” is not required. Apollo Global Securities, LLC will not make sales to discretionary accounts without the prior approval of the customer.

DIVIDEND POLICY

Cash Distribution Policy

With respect to the first quarter ended March 31, 2013, we declared a cash distribution of $0.57 per Class A share on May 6, 2013. The distribution will be paid on May 30, 2013 to holders of record at the close of business on May 16, 2013. A cash distribution of $1.05 per Class A share in respect of the fourth quarter of 2012 was paid on February 28, 2013 to holders of record of Class A shares at the close of business on February 20, 2013.

In 2012, we paid four cash distributions of $0.46, $0.25, $0.24 and $0.40 per Class A share on February 29, May 30, August 31 and November 30, 2012 (aggregating $1.35 per Class A share) to record holders of Class A shares.

In 2011, we paid four cash distributions of $0.17, $0.22, $0.24 and $0.20 per Class A share on January 14, June 1, August 29 and December 2, 2011 (aggregating $0.83 per Class A share) to record holders of Class A shares.

The above distributions represented our net after-tax cash flow from operations in excess of amounts determined by our manager to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and our funds, to comply with applicable law, any of our debt instruments or other agreements, or to provide for future distributions to our shareholders for any ensuing quarter.

Our current intention is to distribute to our Class A shareholders on a quarterly basis substantially all of our net after-tax cash flow from operations in excess of amounts determined by our manager to be necessary or appropriate to provide for the conduct of our businesses, to make appropriate investments in our businesses and our funds, to comply with applicable law, to service our indebtedness or to provide for future distributions to our Class A shareholders for any ensuing quarter. Because we will not know what our actual available cash flow from operations will be for any year until sometime after the end of such year, our fourth quarter distribution may be adjusted to take into account actual net after-tax cash flow from operations for that year.

The declaration, payment and determination of the amount of our quarterly distribution will be at the sole discretion of our manager, which may change our cash distribution policy at any time. We cannot assure you that any distributions, whether quarterly or otherwise, will or can be paid. In making decisions regarding our quarterly distribution, our manager will take into account general economic and business conditions, our strategic plans and prospects, our business and investment opportunities, our financial condition and operating results, working capital requirements and anticipated cash needs, contractual restrictions and obligations, legal, tax and regulatory restrictions, restrictions and other implications on the payment of distributions by us to our Class A shareholders or by our subsidiaries to us and such other factors as our manager may deem relevant.

Because we are a holding company that owns intermediate holding companies, the funding of each distribution, if declared, will occur in three steps, as follows.

•

First, we will cause one or more entities in the Apollo Operating Group to make a distribution to all of its partners, including our wholly-owned subsidiaries APO Corp., APO Asset Co., LLC and APO (FC), LLC (as applicable), and Holdings, on a pro rata basis;

•

Second, we will cause our intermediate holding companies, APO Corp., APO Asset Co., LLC and APO (FC), LLC (as applicable), to distribute to us, from their net after-tax proceeds, amounts equal to the aggregate distribution we have declared; and

•	Third, we will distribute the proceeds received by us to our Class A shareholders on a pro rata basis.

Payments that any of our intermediate holding companies make under the tax receivable agreement will reduce amounts that would otherwise be available for distribution by us on our Class A shares. See note 15 to our consolidated financial statements included in our 2012 Annual Report, which are incorporated by reference herein.

The Apollo Operating Group intends to make periodic distributions to its partners (that is, Holdings and our intermediate holding companies) in amounts sufficient to cover hypothetical income tax obligations attributable to allocations of taxable income resulting from their ownership interest in the various limited partnerships making up the Apollo Operating Group, subject to compliance with any financial covenants or other obligations. Tax distributions will be calculated assuming each shareholder was subject to the maximum (corporate or individual, whichever is higher) combined U.S. Federal, New York State and New York City tax rates, without regard to whether any shareholder was subject to income tax liability at those rates. Because tax distributions to partners are made without regard to their particular tax situation, tax distributions to all partners, including our intermediate holding companies, will be increased to reflect the disproportionate income allocation to our managing partners and contributing partners with respect to “built-in gain” assets at the time of the private offering transactions that occurred in 2007 pursuant to which we sold Class A shares to certain initial purchasers and accredited investors in transactions exempt from the registration requirements of the Securities Act. Tax distributions will be made only to the extent all distributions from the Apollo Operating Group for such year are insufficient to cover such tax liabilities and all such distributions will be made to all partners on a pro rata basis based upon their respective interests in the applicable partnership. There can be no assurance that we will pay cash distributions on the Class A shares in an amount sufficient to cover any tax liability arising from the ownership of Class A shares.

Under Delaware law we are prohibited from making a distribution to the extent that our liabilities, after such distribution, exceed the fair value of our assets. Our operating agreement does not contain any restrictions on our ability to make distributions, except that we may only distribute Class A shares to holders of Class A shares. However, our credit agreement, dated April 20, 2007 pursuant to which AMH entered into a $1.0 billion variable-rate term loan (as further described in our First Quarter 10-Q) (the “Credit Facility”) restricts the ability of AMH to make cash distributions to us by requiring mandatory collateralization and restricting payments under certain circumstances. AMH will generally be restricted from paying distributions, repurchasing stock and making distributions and similar types of payments if any default or event of default occurs, if it has failed to deposit the requisite cash collateralization or does not expect to be able to maintain the requisite cash collateralization or if, after giving effect to the incurrence of debt to finance such distribution, its debt to earnings before interest, taxes, depreciation and amortization, or EBITDA, ratio would exceed specified levels. Instruments governing indebtedness that we or our subsidiaries incur in the future may contain further restrictions on our or our subsidiaries’ ability to pay distributions or make other cash distributions to equity holders.

In addition, the Apollo Operating Group’s cash flow from operations may be insufficient to enable it to make required minimum tax distributions to its partners, in which case the Apollo Operating Group may have to borrow funds or sell assets, and thus our liquidity and financial condition could be materially adversely affected. Furthermore, by paying cash distributions rather than investing that cash in our businesses, we might risk slowing the pace of our growth, or not having a sufficient amount of cash to fund our operations, new investments or unanticipated capital expenditures, should the need arise.

Our cash distribution policy has certain risks and limitations, particularly with respect to liquidity. Although we expect to pay distributions according to our cash distribution policy, we may not pay distributions according to our policy, or at all, if, among other things, we do not have the cash necessary to pay the intended distributions.

As of March 31, 2013, approximately 25.3 million RSUs granted to Apollo employees (net of forfeited awards) were entitled to distribution equivalents, to be paid in the form of cash compensation.

MARKET PRICE FOR CLASS A SHARES

The Class A shares are listed on the NYSE under the symbol “APO.” The table below sets forth the quarterly high and low sale prices for the Class A shares as reported by the NYSE.

	High	Low
2013
First Quarter	$24.87	$17.72
Second Quarter (through May 6, 2013)	28.14	21.84
2012
First Quarter	$15.48	$12.50
Second Quarter	14.70	10.42
Third Quarter	15.06	12.00
Fourth Quarter	17.85	13.83
2011
First Quarter (from March 30, 2011)	$19.00	$17.91
Second Quarter	18.91	15.27
Third Quarter	17.94	9.83
Fourth Quarter	14.21	8.85

As of May 3, 2013, there were four record holders of our Class A shares and 132,295,332 Class A shares issued and outstanding. On May 6, 2013, the closing prices for the Class A shares was $26.50. With respect to the first quarter ended March 31, 2013, we declared a cash distribution of $0.57 per Class A share on May 6, 2013. The distribution will be paid on May 30, 2013 to holders of record at the close of business on May 16, 2013.

CAPITALIZATION

The following table sets forth our capitalization and cash and cash equivalents as of March 31, 2013:

(i) on an actual basis, and

(ii) on an as adjusted basis after giving effect to the Transactions, including, the sale of 21,111,273 Class A shares by the selling shareholders and after deducting all expenses payable by us in connection with the registration and sale of the Class A shares covered by this prospectus supplement.

This table should be read in conjunction with “Summary—Organizational Structure” in this prospectus supplement, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes included in our 2012 Annual Report, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical unaudited condensed consolidated financial statements and related notes included in our First Quarter 10-Q, each of which is incorporated by reference herein.

	As of March 31, 2013
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$899,272	$899,272
Cash and cash equivalents of variable interest entities	1,720,327	1,720,327

Total cash and cash equivalents	$2,619,599	$2,619,599

Debt	$737,711	$737,711
Debt obligation of variable interest entities	11,347,332	11,347,332
Shareholders’ equity:
Class A shares, no par value; unlimited shares authorized and 132,145,332 shares issued and outstanding, actual; 139,770,867 issued and outstanding, as adjusted	—	—
Class B shares, no par value; unlimited shares authorized and 1 share issued and outstanding	—	—
Additional paid-in capital	2,913,814	2,953,506
Accumulated deficit	(1,915,855)	(1,915,855)
Appropriated partners’ capital	1,760,270	1,760,270
Accumulated other comprehensive income	142	142

Total Apollo Global Management, LLC shareholders’ equity	2,758,371	2,798,063
Non-Controlling Interests in consolidated entities	2,031,029	2,031,029
Non-Controlling Interests in Apollo Operating Group	1,386,301	1,357,895

Total shareholders’ equity	$6,175,701	$6,186,987

Total capitalization	$18,260,744	$18,272,030

SELLING SHAREHOLDERS

The following table sets forth (i) the selling shareholders, (ii) as of May 3, 2013, the number of Class A shares that each of the selling shareholders beneficially owned and the number of Class A shares being offered by each of the selling shareholders in this offering, (iii) the number of Class A shares that will be beneficially owned by each of the selling shareholders after giving effect to this offering, assuming no exercise of the underwriters’ option to purchase additional Class A shares, and (iv) the number of Class A shares that will be beneficially owned by each of the selling shareholders, assuming full exercise of the underwriters’ option to purchase additional Class A shares.

Certain shares beneficially owned by the managing partners and contributing partners named below represent Class A shares that may be issued from time to time in exchange for Apollo Operating Group units owned by the selling shareholders. Pursuant to the Exchange Agreement, each managing partner or contributing partner named below (and their qualified transferees), at any time and from time to time after the date of this prospectus, has the right to receive additional Class A shares in exchange for Apollo Operating Group units. Please see “Description of Shares—Amended and Restated Exchange Agreement” in the accompanying prospectus for information regarding the Exchange Agreement.

Beneficial ownership is determined in accordance with the rules of the Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. To our knowledge, each person named in the table below has sole voting and investment power with respect to all of the Class A shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws. The percentages of beneficial ownership set forth below are based on 132,295,332 Class A shares outstanding on May 3, 2013. Information below with respect to each selling shareholder’s beneficial ownership has been furnished by such selling shareholder.

Except as otherwise noted in the footnotes below, the address of each person named in the table is c/o Apollo Global Management, LLC, 9 West 57th Street, 43rd Floor, New York, New York 10019.

Selling Shareholder(1)	Number of Class A Shares Beneficially Owned Prior to the Offering	Number of Class A Shares Being Offered Assuming No Exercise of Option to Purchase Additional Class A Shares	Number of Class A Shares Beneficially Owned After the Offering Assuming No Exercise of Option to Purchase Additional Class A Shares	Percentage of Class A Shares Outstanding After the Offering Assuming No Exercise of Option to Purchase Additional Class A Shares(2)	Number of Class A Shares Being Offered in Option to Purchase Additional Class A Shares	Number of Class A Shares Beneficially Owned After the Offering Assuming Full Exercise of Option to Purchase Additional Class A Shares	Percentage of Class A Shares Outstanding After the Offering Assuming Full Exercise of Option to Purchase Additional Class A Shares(2)
Managing Partners:
Joshua Harris(3)	59,008,262	1,924,182	57,084,080	40.8%	288,627	56,795,452	40.3%
Marc Rowan(4)	59,008,262	3,848,365	55,159,897	39.4	577,255	54,582,642	38.7
Contributing Partners:
Andrew Africk(5)	358,290	311,557	46,733	*	46,733	—	—
Marc Becker (6)	421,012	308,352	112,660	*	46,253	66,407	*
Laurence Berg(7)	308,394	268,169	40,225	*	40,225	—	—
Peter Copses (8)	396,468	344,755	51,713	*	51,713	—	—
Andrew Jhawar(9)	80,082	69,637	10,445	*	10,445	—	—
Scott Kleinman(10)	421,012	308,352	112,660	*	46,253	66,407	*
Aaron Stone(11)	277,233	106,561	170,672	*	15,984	154,688	*
James Zelter(12)	594,393	307,605	286,788	*	46,141	240,647	*
Eric Zinterhofer(13)	230,150	166,163	63,987	*	24,924	39,063	*
Other Employees:
Joseph F. Azrack(14)	449,801	104,097	345,704	*	15,615	330,089	*
Strategic Investors:(15)
APOC Holdings Ltd.(16)	30,000,000	6,521,739	23,478,261	16.8	978,261	22,500,000	16.0
California Public Employees’ Retirement System(17)	30,000,001	6,521,739	23,478,262	16.8	978,261	22,500,001	16.0

*	Represents less than 1%.
(1)	The table set forth above does not present the Class A shares after giving effect to the exchange into Class A shares of all 240,000,000 Apollo Operating Group units that are currently outstanding. Specifically, in respect of the contributing partners, the table includes only those Class A shares represented by Apollo Operating Group units that have vested under and may be exchanged by such contributing partner into Class A shares pursuant to the AOG Exchange as described under “Recent Developments—Exchange of Apollo Operating Group Units for Class A Shares.” As set forth in more detail below, the managing partners and contributing partners (including those not participating in this offering) will continue to hold approximately 232 million Apollo Operating Group units in the aggregate after this offering, representing approximately 233 million Class A shares, when taken together with other Class A shares currently held by certain contributing partners that are not being sold in this offering. The Apollo Operating Group units are subject to transfer and vesting restrictions, which Apollo has the right to waive.

	After Giving Effect to the Exchange of all Outstanding AOG Units for Class A Shares
	Number of Class A Shares Owned Prior to the Offering	Percentage of Class A Shares Outstanding Prior to the Offering	Number of Class A Shares Being Offered Assuming No Exercise of Option to Purchase Additional Class A Shares	Number of Class A Shares Owned After the Offering Assuming No Exercise of Option to Purchase Additional Class A Shares	Percentage of Class A Shares Outstanding After the Offering Assuming No Exercise of Option to Purchase Additional Class A Shares	Number of Class A Shares Being Offered in Option to Purchase Additional Class A Shares	Number of Class A Shares Beneficially Owned After the Offering Assuming Full Exercise of Option to Purchase Additional Class A Shares	Percentage of Class A Shares Outstanding After the Offering Assuming Full Exercise of Option to Purchase Additional Class A Shares
Leon Black	92,727,166	24.9%	—	92,727,166	24.9%	—	92,727,166	24.9%
Joshua Harris	59,008,262	15.8	1,924,182	57,084,080	15.3	288,627	56,795,452	15.2
Marc Rowan	59,008,262	15.8	3,848,365	55,159,897	14.8	577,255	54,582,642	14.6

Total Managing Partners	210,743,690	56.5	5,772,547	204,971,143	55.0	865,882	204,105,260	54.7
Contributing Partners	30,212,409	8.1	2,191,149	28,021,260	7.5	328,671	27,692,589	7.4

All Managing Partners and Contributing Partners as a group	240,956,099	64.6%	7,963,696	232,992,403	62.5%	1,194,553	231,797,849	62.1%

(2)	The percentage of beneficial ownership of our Class A shares is based on voting and non-voting Class A shares outstanding.
(3)	Includes shares owned by MJH Partners, LP, an estate planning vehicle for which voting and investment control are exercised by Mr. Harris. Mr. Harris is one of our managing partners. The total number of Class A shares presented does not include any Class A shares owned by Holdings with respect to which Mr. Harris, as one of the three owners of all of the interests in BRH, the general partner of Holdings, or as a party to the Agreement Among Managing Partners described under “Certain Relationships and Related Party Transactions—Agreement Among Managing Partners” or the Managing Partner Shareholders Agreement described under “Certain Relationships and Related Party Transactions—Managing Partner Shareholders Agreement,” in each case in our 2012 Annual Report which is incorporated by reference herein, may be deemed to have shared voting or dispositive power. The percentages of beneficial ownership presented do not reflect the total percentage of voting power for Mr. Harris. BRH, the holder of the Class B share, is one third owned by Leon Black (one of our managing partners), one third owned by Mr. Harris and one third owned by Mr. Rowan. Pursuant to the Agreement Among Managing Partners, the Class B share is to be voted and disposed of by BRH based on the determination of at least two of the three managing partners; as such they share voting and dispositive power with respect to the Class B share. After giving effect to this offering, Mr. Harris will have 70.6% of the voting power based on voting Class A shares and the Class B share.
(4)

Includes shares owned by MJR Foundation LLC, an estate planning vehicle for which voting and investment control are exercised by Mr. Rowan. Mr. Rowan is one of our managing partners. The total number of Class A shares presented does not include any Class A shares owned by Holdings with respect to which Mr. Rowan, as one of the three owners of all of the interests in BRH, the general partner of Holdings, or as a party to the Agreement Among Managing Partners described under “Certain Relationships and Related Party Transactions—Agreement Among Managing Partners” or the Managing Partner Shareholders Agreement described under “Certain Relationships and Related Party Transactions—Managing Partner Shareholders Agreement,” in each case in our 2012 Annual Report which is incorporated by reference herein, may be deemed to have shared voting or dispositive power. The percentage of beneficial ownership presented do not reflect the total percentage of voting power for Mr. Rowan. BRH, the holder of the Class B share, is one third owned by Leon Black (one of our managing partners), one third owned by Mr. Harris and one third owned by Mr. Rowan. Pursuant to the Agreement Among Managing Partners, the Class B share is to be voted and disposed of by BRH based on the determination of at least two of the three managing partners; as such they share voting and dispositive power with respect to the Class B share. After giving effect to this offering, Mr. Rowan will have 70.6% of the voting power based on voting Class A shares and the Class B share.
(5)	Includes shares owned by ADA Partners, L.P., for which voting and investment control are exercised by Mr. Africk. Mr. Africk is a contributing partner of Apollo.
(6)	Includes shares owned by (i) BRT Investments LLC, for which voting and investment control are exercised by Ms. Caryn Seidman Becker, the wife of Mr. Becker and (ii) BRT APO Series LLC, for which voting and investment control are exercised by Mr. Scott Kleinman. Mr. Becker and Mr. Kleinman are each a contributing partner of Apollo.
(7)	Mr. Berg is a contributing partner of Apollo.
(8)	Includes shares owned by Galt, Rearden & Smith, LP and The Copses Irrevocable Legacy Trust, in each case, for which voting and investment control are exercised by Mr. Copses and his wife, Ms. Judith V. Mueller. Mr. Copses is a contributing partner of Apollo.
(9)	Mr. Jhawar is a contributing partner of Apollo.
(10)	Includes shares owned by (i) KRT Investments LLC, for which voting and investment control are exercised by Mr. Alan Kleinman, the father of Mr. Scott Kleinman and (ii) KRT APO Series LLC, for which voting and investment control are exercised by Mr. Scott Kleinman. Mr. Scott Kleinman is a contributing partner of Apollo.
(11)	Includes shares owned by Stone Family Partners, LP and Stone Family APO Series LLC, in each case, for which voting and investment control are exercised by Mr. Stone. Mr. Stone is a contributing partner of Apollo.
(12)	Includes shares owned by (i) The James and Vivian Zelter GST Exempt Family Trust, for which voting and investment control are exercised by Mr. Zelter and Mr. Stephen Girsky and (ii) Zelter APO Series LLC, for which voting and investment control are exercised by Mr. Zelter. Mr. Zelter is a contributing partner of Apollo.
(13)	Includes shares owned by (i) ZRT Investments LLC and The Zinterhofer Long-Term Descendants Trust, in each case, for which voting and investment control are exercised by Dr. Louis J. M. Zinterhofer, the father of Mr. Eric Zinterhofer, and (ii) by Zinterhofer APO Series LLC, for which voting and investment control are exercised by Mr. Eric Zinterhofer. The address of Mr. Eric Zinterhofer is c/o Rockefeller & Co., Inc., 10 Rockefeller Plaza, 3rd Fl., New York, NY 10020.
(14)	Mr. Azrack is a managing director of Apollo.
(15)	Class A shares held by the Strategic Investors prior to and after this offering have no voting rights. Class A shares sold by the Strategic Investors in this offering will become voting Class A shares upon such sale.
(16)	APOC Holdings Ltd., a Cayman Islands exempted company, is a wholly owned subsidiary of the Abu Dhabi Investment Authority, a public institution wholly owned by the Government of the Emirate of Abu Dhabi. The address for APOC Holdings Ltd. is 122 Mary Street, P.O. Box 709, Grand Cayman, KY1-1107, Cayman Islands.
(17)	The address of California Public Employees’ Retirement System is 400 Q Street, Sacramento, California 95811.

UNDERWRITING (CONFLICT OF INTEREST)

We, our manager, the selling shareholders and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the underwriters named below, have entered into an underwriting agreement with respect to the Class A shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of Class A shares indicated in the following table:

Underwriters	Number of Class A Shares
J.P. Morgan Securities LLC	5,066,705
Citigroup Global Markets Inc.	4,222,255
Credit Suisse Securities (USA) LLC	4,222,255
Goldman, Sachs & Co.	2,111,126
Morgan Stanley & Co. LLC	1,055,564
Merrill Lynch, Pierce, Fenner & Smith Incorporated	844,451
Barclays Capital Inc.	844,451
Deutsche Bank Securities Inc.	844,451
UBS Securities LLC	844,451
Wells Fargo Securities, LLC	844,451
Apollo Global Securities, LLC	211,113

Total	21,111,273

The underwriters are committed to take and pay for all of the Class A shares being offered, if any are taken, other than the Class A shares covered by the option described below unless and until this option is exercised.

If the underwriters sell more Class A shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional 3,166,690 Class A shares from the selling shareholders. They may exercise that option for 30 days. If any Class A shares are purchased pursuant to this option, the underwriters will severally purchase Class A shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discount and commission to be paid to the underwriters by the selling shareholders. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 3,166,690 additional Class A shares from the selling shareholders.

	No Exercise	Full Exercise
Per Share	$0.625	$0.625
Total	$13,194,545.63	$15,173,726.88

Class A shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the front cover of this prospectus. If all the Class A shares are not sold at the public offering price, the representatives may change the offering price and the other selling terms. The offering of the Class A shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We, the selling shareholders, our managing partners, our contributing partners and our executive officers, directors and select affiliates have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of our Class A shares or securities convertible into or exchangeable for Class A shares during the period from the date of this prospectus supplement continuing through the date that is 90 days after the date of this prospectus supplement, except with the prior written consent of the representatives of the underwriters. We have agreed with the underwriters not to waive existing lock-up agreements that we have with a number of our employees, subject to specified exceptions, through the date that is 90 days after the date of this prospectus supplement, except with the prior written consent of the representatives of the underwriters.

These restrictions with respect to the selling shareholders, our managing partners, our contributing partners and our executive officers, directors and select affiliates do not apply to transfers of the Class A shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions, (ii) by will or intestate succession, (iii) to any trust, partnership or limited liability company for the direct or indirect benefit of the shareholder or the immediate family of such shareholder, provided that the trustee of the trust or such partnership or limited liability company, as the case may be, agrees to be bound in writing by the same restrictions and that any such transfer shall not involve a disposition for value, (iv) with the prior written consent of the representative of the underwriters, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted, (vi) in connection with the forfeiture to us of Class A shares to cover the exercise price of or tax withholding obligations upon the vesting, exercise or delivery of restricted share units and other equity based compensation granted to the shareholder pursuant to an existing employee equity incentive plan, (vii) if the shareholder is an individual who is not permitted to cover tax obligations resulting from vesting, exercise or delivery of restricted share units and other equity based compensation through a forfeiture of Class A shares to the company as contemplated in clause (vi), the shareholder may dispose of Class A shares for cash to cover such tax obligations, subject to the terms of the applicable employee equity incentive plan and other securities law restrictions, (viii) if the shareholder is a corporation, partnership, limited liability company or similar entity, the shareholder may transfer Class A shares to any wholly-owned subsidiary or any stockholders, partners, members or similar persons of such shareholder, provided that in the case of a transfer pursuant to clause (viii), it shall be a condition to such transfer that the transferee executes an agreement stating that the transferee is receiving and holding such shares subject to the provisions of the lock-up agreement and there shall be no further transfer of such shares except in accordance with the lock-up agreement and that any such transfer shall not involve a disposition for value and no filing reflecting a sale under Section 16(a) of the Exchange Act shall he required or shall be voluntarily made in connection with such transfer, (ix) to the underwriters pursuant to the underwriting agreement or (x) to the extent Class A shares are transferred, received or exchanged in connection with an in-kind distribution or exchange, as applicable, of Apollo Operating Group units (it being agreed that this clause (x) will not permit the subsequent transfer of any Class A shares received in such in-kind distribution or exchange except to the extent provided in the underwriting agreement or permitted by the lock-up agreement).

These restrictions with respect to the selling shareholders, our managing partners, our contributing partners and our executive officers, directors and select affiliates do not prohibit the such persons or their affiliates from (i) making transfers of Class A shares pursuant to a Rule 10b5-1 trading plan in existence on May 3, 2013, which is referred to as an “Existing Plan”, and any Rule 10b5-1 plan consisting of Class A shares in an Existing Plan and (ii) establishing a Rule 10b5-1 trading plan during the 90-day restricted period and, so long as the underwriters’ over-allotment option is exercised in full, commencing 60 days after the date of the final prospectus supplement for this offering, making any transfers under such Rule 10b5-1 plan.

In addition, to the extent the representatives of the underwriters release or waive any of the restrictions set forth in the preceding three paragraphs with respect to any of our securities, the representatives will immediately and fully release the same percentage of Class A shares attributable to any lock-up signatory from such lock-up restrictions.

Our Class A shares are listed on the NYSE under the symbol “APO.” The last reported sale price of the Class A shares on the NYSE on May 6, 2013 was $26.50 per Class A share.

In connection with this offering, the underwriters may purchase and sell Class A shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Class A shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Class A shares from us and the selling shareholders in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional Class A shares or purchasing Class A shares in the open market. In determining the source of Class A shares to close out the covered short position, the underwriters will consider, among other things, the price of Class A shares available for purchase in the open market as compared to the price at which they may purchase additional Class A shares pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing Class A shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of Class A shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount and commission received by it because the representatives have repurchased Class A shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Class A shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our Class A shares. As a result, the price of our Class A shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of Class A shares offered.

We estimate that our share of the total expenses of this offering will be approximately $1 million. This amount excludes the underwriting discount and commission, which will be paid by the selling shareholders.

We and the selling shareholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory and investment banking services for the company and its affiliates, including our investment funds and our funds portfolio companies, for which they received, or will receive, customary fees and expenses. Certain of the underwriters or their affiliates are lenders or agents under our Credit Facility. Certain of the underwriters or their affiliates own interests in the Company and in Apollo Investment Corporation, an affiliate of the Company. Certain employees of the underwriters or their affiliates invest in investment funds managed by the Company or its affiliates.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer.

The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflict of Interest

Apollo Global Securities, LLC, which is an underwriter, is deemed to have a “conflict of interest” under the applicable provisions of Rule 5121 of FINRA because (i) Apollo Global Securities, LLC is controlled by the Company and (ii) associated persons of Apollo Global Securities, LLC are selling shareholders that, in the aggregate, will receive more than five percent of the net proceeds from this offering as a result of their sale of Class A shares in this offering. Because this offering is being conducted in accordance with Rule 5121, the appointment of a “qualified independent underwriter” is not required. Apollo Global Securities, LLC will not make sales to discretionary accounts without the prior approval of the customer.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Class A shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Class A shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Class A shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Class A shares to the public” in relation to any Class A shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A shares to be offered so as to enable an investor to decide to purchase or subscribe for the Class A shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”) received by it in connection with the issue or sale of the Class A shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A shares in, from or otherwise involving the United Kingdom.

Hong Kong

The Class A shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A shares may not be circulated or distributed, nor may the Class A shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class A shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Class A shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the Class A shares will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Class A shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Class A shares with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Bermuda

The offering of the Class A shares to investors in Bermuda may constitute carrying on business in Bermuda for purposes of the Companies Act 1981 (the “Bermuda Companies Act”). Carrying on business in Bermuda by an overseas company requires a license under Section 134 of the Bermuda Companies Act. We are an overseas company and are not licensed under Section 134 of the Bermuda Companies Act. As long as we do not have a physical presence in Bermuda and the Class A shares are offered to Bermuda investors only at such time as they are outside of Bermuda, such offering will generally not constitute carrying on business in Bermuda. The offering of the Class A shares to investors in Bermuda may, in some circumstances, require a license to carry on investment business under the Investment Business Act 2003 of Bermuda. However, such requirement will only apply where the person or entity offering the Class A shares has a physical presence in Bermuda. Neither we nor any of the underwriters has a physical presence in Bermuda.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Class A shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A shares offered should conduct their own due diligence on the Class A shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, will pass on the validity of the Class A shares offered by this prospectus and certain legal matters on behalf of certain selling shareholders. Certain legal matters will be passed upon for certain selling shareholders by Akin Gump Strauss Hauer & Feld LLP, New York, New York and for other selling shareholders by Cleary Gottlieb Steen & Hamilton LLP, New York, New York and Pillsbury Winthrop Shaw Pittman LLP, Los Angeles, California. Cravath, Swaine & Moore LLP, New York, New York will act as counsel for the underwriters.

EXPERTS

The consolidated financial statements, incorporated in this prospectus supplement by reference from the Apollo Global Management, LLC 2012 Annual Report on Form 10-K and the effectiveness of Apollo Global Management, LLC’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined and consolidated statements of financial condition of Stone Tower Capital LLC and its subsidiaries and affiliates, incorporated in this prospectus supplement by reference from the Apollo Global Management, LLC Current Report on Form 8-K/A filed with the Commission on June 18, 2012, have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Apollo Global Management, LLC

Debt Securities Class A Shares, Representing Class A Limited Liability Company Interests Preferred Shares, Representing Limited Liability Company Interests Depositary Shares Warrants Subscriptions Rights Purchase Contracts Purchase Units

This prospectus contains a general description of the securities which may be offered for sale by us or by the selling shareholders from time to time. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The securities may be offered and sold to or through underwriters, brokers or dealers, directly to purchasers, through block trades, through agents, in “at the market” offerings or otherwise through a combination of any of these methods of sale. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 49 in this prospectus.

Our Class A shares are listed on the New York Stock Exchange, or the “NYSE,” under the symbol “APO.”

Investing in our securities involves risks. You should carefully read and consider the risk factors described under “Risk Factors” beginning on page 2 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference herein and therein before you make an investment in our securities.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2013.

ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of a registration statement on Form S-3 that we filed with the Commission using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any of the following securities, in one or more series, up to an indeterminable total dollar amount:

•	debt securities;

•	Class A shares, representing Class A limited liability company interests (the “Class A shares”);

•	preferred shares, representing limited liability company interests;

•	depositary shares;

•	warrants;

•	subscription rights;

•	purchase contracts; and

•	purchase units.

In addition, the selling shareholders may offer and sell from time to time our Class A shares.

As described under the heading “Plan of Distribution,” certain third parties may also offer securities from time to time. The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities we may offer. Each time we or the selling shareholders offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement may also contain information about any material U.S. Federal income tax considerations relating to the securities covered by the prospectus supplement.

We or the selling shareholders may sell these securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or the selling shareholders directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we and the selling shareholders reserve the sole right to accept and, together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us or the selling shareholders.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

i

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

In considering the performance information included in or incorporated by reference in this prospectus relating to our funds, prospective security holders should bear in mind that the performance of our funds is not indicative of the possible performance of our securities and is also not necessarily indicative of the future results of our funds, even if fund investments were in fact liquidated on the dates indicated, and there can be no assurance that our funds will continue to achieve, or that future funds will achieve, comparable results.

In addition, an investment in our securities is not an investment in any of the Apollo funds, and the assets and revenues of our funds are not directly available to us. This prospectus is solely an offer with respect to our securities.

The distribution of this prospectus and the offering and sale of the securities in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus comes to inform themselves about and to observe any such restrictions. This prospectus does not constitute an offer of, or an invitation to purchase, any of the securities in any jurisdiction in which such offer or invitation would be unlawful.

VALUATION AND RELATED DATA

This prospectus contains valuation data relating to the Apollo funds and related data that have been derived from such funds. When considering the valuation and related data presented in this prospectus, you should bear in mind that the historical results of the private equity, credit and real estate funds that Apollo has managed or sponsored in the past are not indicative of the future results that you should expect from the Apollo funds or from us.

TERMS USED IN THIS PROSPECTUS

When used in this prospectus, unless the context otherwise requires:

•

“AAA” refers to AP Alternative Assets, L.P., a Guernsey limited partnership that generally invests alongside our private equity funds and directly in our credit funds and certain other opportunistic investments that we sponsor and manage; the common units of AAA are listed on Euronext Amsterdam N.V.’s Euronext Amsterdam by NYSE Euronext;

•	“APO Corp.” refers to APO Corp., a Delaware corporation and a wholly-owned subsidiary of Apollo Global Management, LLC;

•	“Apollo,” “we,” “us,” “our” and the “company” refer collectively to Apollo Global Management, LLC and its subsidiaries, including the Apollo Operating Group and all of its subsidiaries;

•	“Apollo funds” and “our funds” refer to the funds, alternative asset companies and other entities that are managed by the Apollo Operating Group;

•

“Apollo Operating Group” refers to (i) the limited partnerships through which our managing partners currently operate our businesses and (ii) one or more limited partnerships formed for the purpose of, among other activities, holding certain of our gains or losses on our principal investments in the funds, which we refer to as our “principal investments”;

•

“Assets Under Management,” or “AUM,” refers to the investments we manage or with respect to which we have control, including capital we have the right to call from our investors pursuant to their capital commitments to various funds. Our AUM equals the sum of

(i) the fair value of our private equity investments plus the capital that we are entitled to call from our investors pursuant to the terms of their capital commitments to the extent a fund is within the commitment period in which management fees are calculated based on total commitments to the fund;

(ii) the net asset value, or “NAV,” of our credit funds, other than certain collateralized loan obligations (“CLOs”), which we measure by using the mark-to-market value of the aggregate principal amount of the underlying CLO and collateralized debt obligation (“CDO”) credit funds that have a fee generating basis other than mark-to-market assets or liabilities, plus used or available leverage and/or capital commitments;

(iii) the gross asset value or net asset value of our real estate entities and the structured portfolio company investments included within the funds we manage, which includes the leverage used by such structured portfolio companies;

(iv) the incremental value associated with the reinsurance investments of the portfolio company assets that we manage; and

(v) the fair value of any other investments that we manage plus unused credit facilities, including capital commitments for investments that may require pre-qualification before investment plus any other capital commitments available for investment that are not otherwise included in the clauses above.

Our AUM measure includes Assets Under Management for which we charge either no or nominal fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers.

Fee-generating AUM consists of assets that we manage and on which we earn management fees or monitoring fees pursuant to management agreements on a basis that varies among the Apollo funds. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, generally are based on the total value of certain structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in fee-generating AUM.

Non-fee generating AUM consists of assets that do not produce management fees or monitoring fees. These assets generally consist of the following: (a) fair value above invested capital for those funds that earn management fees based on invested capital; (b) net asset values related to general partner and co-investment ownership; (c) unused credit facilities; (d) available commitments on those funds that generate management fees on invested capital; (e) structured portfolio company investments that do not generate monitoring fees; and (f) the difference between gross asset and net asset value for those funds that earn management fees based on net asset value. We use non-fee generating AUM combined with fee-generating AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. Non-fee generating AUM includes assets on which we could earn carried interest income;

•	“BRH” refers to BRH Holdings GP, Ltd;

•

“carried interest,” “carried interest income,” and “incentive income” refer to interests granted to Apollo by an Apollo fund that entitle Apollo to receive allocations, distributions or fees which are based on the performance of such fund or its underlying investments;

•	“contributing partners” refer to those of our partners (and their related parties) who indirectly own (through Holdings) Apollo Operating Group units;

•	“Holdings” means AP Professional Holdings, L.P., a Cayman Islands exempted limited partnership through which our managing partners and contributing partners hold their Apollo Operating Group units;

•	“IRS” refers to the Internal Revenue Service;

•

“managing partners” refer to Messrs. Leon Black, Joshua Harris and Marc Rowan collectively and, when used in reference to holdings of interests in Apollo or Holdings, includes certain related parties of such individuals;

•	“our manager” means AGM Management, LLC, a Delaware limited liability company that is controlled by our managing partners;

•

“permanent capital” means capital of publicly traded vehicles that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law, such as AP Alternative Assets, L.P., Apollo Investment Corporation, Apollo Commercial Real Estate Finance, Inc., Apollo Residential Mortgage, Inc., Apollo Tactical Income Fund and Apollo Senior Floating Rate Fund Inc.; such publicly traded vehicles may be required, or elect, to return all or a portion of capital gains and investment income;

•

“private equity investments” refer to (i) direct or indirect investments in existing and future private equity funds managed or sponsored by Apollo, (ii) direct or indirect co-investments with existing and future private equity funds managed or sponsored by Apollo, (iii) direct or indirect investments in securities which are not immediately capable of resale in a public market that Apollo identifies but does not pursue through its private equity funds, and (iv) investments of the type described in (i) through (iii) above made by Apollo funds; and

•	“Strategic Investors” refer to the California Public Employees’ Retirement System, or “CalPERS,” and an affiliate of the Abu Dhabi Investment Authority, or “ADIA.”

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Commission will automatically update and, where applicable, supersede this information. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the following documents which have been filed with the Commission:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 1, 2013 (the “2012 Annual Report”).

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Commission on May 7, 2013 (the “First Quarter 10-Q”).

•	Our Current Reports on Form 8-K and 8-K/A, filed with the Commission on June 18, 2012, February 1, 2013, May 7, 2013 and May 7, 2013.

•	The description of the Class A shares set forth in our registration statement on Form 8-A filed with the Commission on March 21, 2011.

All documents and reports that we file with the Commission (other than any portion of such filings that are furnished under applicable Commission rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the termination of the offering of securities pursuant to this prospectus, shall be incorporated by reference in this prospectus from the date of filing of such documents.

Upon request, we will provide to each person to whom a prospectus is delivered a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may request a copy of these filings or a copy of any or all of the documents referred to above which have been incorporated in this prospectus by reference, at no cost, by writing or telephoning us at the following address:

Apollo Global Management, LLC

9 West 57th Street, 43rd Floor

New York, New York 10019

Telephone: (212) 515-3200

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.

You should not assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize, any pricing supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Except as described above or elsewhere in this prospectus, no other information is incorporated by reference in this prospectus (including, without limitation, information on our website).

v

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act, as amended (the “Securities Act”), with respect to the securities offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement on Form S-3 and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information about us and our securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement.

Anyone may inspect the registration statement on Form S-3 and its exhibits and schedules without charge at the public reference facilities the Commission maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the Commission upon the payment of certain fees prescribed by the Commission. You may obtain further information about the operation of the Commission’s Public Reference Room by calling the Commission at 1-800-SEC-0330. You may also inspect these reports and other information without charge at the website maintained by the Commission. The address of this website is www.sec.gov.

We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the Commission. You can inspect and copy these reports and other information at the public reference facilities maintained by the Commission at the address noted above. You can also obtain copies of this material from the Public Reference Room as described above, or inspect them without charge at the Commission’s website. We furnish our shareholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm. We maintain a website at www.agm.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part, and you should not rely on any such information in making your decision whether to purchase our securities.

No person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, any information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of Apollo Global Management, LLC since the date of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may contain forward looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this prospectus, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, including the factors described in the Company’s 2012 Annual Report, and other such factors as may be described from time to time in our periodic filings with the Commission, which are accessible on the Commission’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

THE COMPANY

Founded in 1990, Apollo is a leading global alternative investment manager. We are contrarian, value-oriented investors in private equity, credit and real estate, with significant distressed investment expertise. We have a flexible mandate in the majority of the funds we manage that enables the funds to invest opportunistically across a company’s capital structure. We raise, invest and manage funds on behalf of some of the world’s most prominent pension, endowment and sovereign wealth funds, as well as other institutional and individual investors.

Apollo is led by our managing partners, Leon Black, Joshua Harris and Marc Rowan, who have worked together for more than 22 years and lead a team of 644 employees, including 252 investment professionals, as of March 31, 2013. This team possesses a broad range of transaction, financial, managerial and investment skills. We have offices in New York, Los Angeles, Houston, London, Frankfurt, Luxembourg, Singapore, Hong Kong, and Mumbai.

We had total AUM of $114.3 billion as of March 31, 2013, consisting of $39.2 billion in our private equity business, $63.5 billion in our credit business and $9.4 billion in our real estate business. We have grown our total AUM at a 39% compound annual growth rate from December 31, 2004 to March 31, 2013. As of March 31, 2013, approximately 93% of our AUM was in funds with a contractual life at inception of seven years or more, and 10% of our AUM was in permanent capital vehicles with unlimited duration.

Our revenues and other income consist principally of (i) management fees, which are based upon a percentage of the committed or invested capital (in the case of our private equity funds and certain of our credit and real estate funds), adjusted assets (in the case of AAA), gross invested capital or fund net asset value (in the case of the rest of our credit funds), stockholders’ equity (in the case of Apollo Commercial Real Estate Finance, Inc.) or the capital accounts of the limited partners (in the case of AGRE CMBS Fund L.P.), (ii) transaction and advisory fees received from private equity and certain credit portfolio companies in respect of business and transaction consulting services that we provide, as well as advisory services provided to a credit fund, (iii) income based on the performance of our funds, which consists of allocations, distributions or fees from our private equity funds, AAA and our credit funds, and (iv) investment income from our investments as general partner and other direct investments primarily in the form of net gains from investment activities as well as interest and dividend income.

Our ability to grow our AUM and revenues depends on our performance and on our ability to attract new capital and fund investors, which we have done successfully for more than 20 years. The following are key elements of our growth strategy:

•	continuing to achieve long-term returns in our funds;

•	continuing our commitment to our fund investors;

•	raising additional investment capital for our current businesses;

•	expanding into new investment strategies, markets and businesses; and

•	pursuing complementary and strategic acquisitions.

Apollo Global Management, LLC was formed in Delaware on July 3, 2007. Our principal executive offices are located at 9 West 57th Street, New York, New York 10019, and our telephone number is (212) 515-3200. We maintain a website at www.agm.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the specific risks described in our 2012 Annual Report and the various risk factors incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the applicable prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. See ‘‘Incorporation of Documents by Reference’’ and ‘‘Where You Can Find More Information.” These risk factors may be amended, supplemented or superseded from time to time in the applicable prospectus supplement and by other reports we file with the Commission in the future. Each of the risks described in these documents could materially and adversely affect our business, financial condition and results of operations and could result in a loss of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges is set forth below for the periods indicated.

	Three Months Ended March 31, 2013	Year Ended December 31,
		2012	2011	2010	2009	2008
Ratio of earnings to fixed charges (1)	26.74	9.37	(6.62)	4.60	(1.78)	(11.33)

(1)	Earnings were insufficient to cover fixed charges by $406.0 million, $167.1 million and $857.8 million in the years ended December 31, 2011, December 31, 2009 and December 31, 2008, respectively.

For purposes of computing the ratios of earnings to fixed charges, earnings consist of pre-tax income from continuing operations before equity in (earnings) loss from non-controlling interests plus fixed charges, amortization of capitalized interest and distributions from equity investees. Fixed charges consist of interest expense, amortization of debt costs and an estimate of interest within net rental expense.

We did not have any preferred stock outstanding for the periods presented, and therefore the ratios of earnings to combined fixed charges and preferred stock dividends would be the same as the ratios of earnings to fixed charges presented above.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

We will not receive any proceeds from the resale of Class A shares by selling shareholders under this prospectus or any prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The following description of the terms of our senior debt securities and subordinated debt securities (together, the “debt securities”) sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities.

Our debt securities may be issued from time to time in one or more series. The senior debt securities will be issued from time to time in series under an indenture between us and U.S. Bank National Association, as Senior Indenture Trustee (as amended or supplemented from time to time, the “senior indenture”). The subordinated debt securities will be issued from time to time under a subordinated indenture to be entered into between us and U.S. Bank National Association, as Subordinated Indenture Trustee (the “subordinated indenture” and, together with the senior indenture, the “indentures”). The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the “Trustee.” The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “—Ranking and Subordination—Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.

The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, forms of which are filed as an exhibit to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms shall be incorporated herein by reference.

The indentures will not limit the amount of debt securities which may be issued under the applicable indenture and debt securities may be issued under the applicable indenture up to the aggregate principal amount which may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The applicable prospectus supplement will disclose the terms of each series of debt securities in respect to which such prospectus is being delivered, including the following:

•	the designation and issue date of the debt securities;

•	the date or dates on which the principal of the debt securities is payable;

•	the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest, if any;

•	the date or dates, if any, from which interest will accrue and the interest payment date or dates for the debt securities;

•	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;

•

the period or periods within which the redemption price or prices or the repayment price or prices, as the case may be, and the terms and conditions upon which the debt securities may be redeemed at the Company’s option or the option of the holder of such debt securities;

•

the obligation, if any, of the Company to purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•

provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the holders of such debt securities or the Company, as the case may be, for or into new securities of a different series, the Company’s Class A shares or other securities;

•

if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

•

if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the Company or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•

if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

•

provisions, if any, related to the exchange of the debt securities, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

•

the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “—Events of Default, Notice and Waiver” below;

•	whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities;

•	if the debt securities will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture;

•	with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities; and

•	any other specific terms.

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the applicable prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Unless otherwise set forth in the applicable prospectus supplement, interest on outstanding debt securities will be paid to holders of record on the date that is 15 days prior to the date such interest is to be paid, or, if not a business day, the next preceding business day. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the applicable prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the applicable prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Guarantees

Our payment obligations under any series of the debt securities may be guaranteed by one or more of our subsidiaries; however, we have not registered any such guarantees with the Commission and, in order to provide such guarantees, we would be required to file a separate registration statement or file an amendment to the registration statement of which this prospectus forms a part with respect to such guarantees. If a series of debt securities is so guaranteed by any of our subsidiaries, such subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries or any other persons.

The obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.

Ranking and Subordination

Ranking

The senior debt securities will be our unsecured, senior obligations, and will rank equally with our other unsecured and unsubordinated obligations. Any guarantees of the senior debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantor. The subordinated debt securities will be our unsecured, subordinated obligations and the guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors.

The debt securities and the related guarantees will effectively rank junior in right of payment to any of our or the guarantors’ existing and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, the indentures will not limit the amount of indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.

Furthermore, we are a holding company with no material business operations. Our ability to service our respective indebtedness and other obligations is dependent primarily upon the earnings and cash flow of our subsidiaries and the distribution or other payment to us of such earnings or cash flow. In addition, certain indebtedness of our subsidiaries contains, and future agreements relating to any indebtedness of our subsidiaries may contain, significant restrictions on the ability of our subsidiaries to pay dividends or otherwise make distributions to us.

Subordination

If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The subordination provisions also apply in the same way to each guarantor with respect to the Senior Indebtedness of such guarantor.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•

all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours or any guarantor to which we and the guarantors are a party, including the guarantors’ guarantees of our debt securities and other indebtedness for borrowed money, constitute Senior Indebtedness for purposes of the subordinated indenture.

Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected.

Certain Covenants

Limitation on Consolidation, Merger, Conveyance or Transfer on Certain Terms

For so long as any debt securities are outstanding, except as described in the applicable prospectus supplement relating to such debt securities, our company will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(1)    the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on the part of the Company to be performed or observed;

(2)    immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3)    we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety as set forth above, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the applicable indenture with the same effect as if such successor had been named as the Company in the applicable indenture. In the event of any such conveyance or transfer, the Company as the predecessor shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

Except as described in this prospectus and any applicable prospectus supplement, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving the Company.

Any covenants of the Company pertaining to a series of debt securities will be set forth in the applicable prospectus supplement.

Certain Definitions

The following are certain of the terms defined in the indentures:

“GAAP” means generally accepted accounting principles as such principles are in effect in the United States as of the date of the applicable indenture.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Security Register” means the register or registers we shall keep or cause to be kept, in which, we shall provide for the registration of debt securities, or of debt securities of a particular series, and of transfers of debt securities or of debt securities of such series.

“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the date of the applicable indenture.

“Subsidiary” means, with respect to any Person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such Person, and any partnership, association, joint venture or other entity in which such Person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

Optional Redemption

Unless we specify otherwise in the applicable prospectus supplement, we may redeem any of the debt securities as a whole at any time or in part from time to time, at our option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the debt securities to be redeemed, at respective redemption prices equal to the greater of:

•	100% of the principal amount of the debt securities to be redeemed, and

•

the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the redemption date, on a semi-annual basis, assuming a 360 day year consisting of twelve 30 day months, at the Treasury Rate, as defined below, plus the number, if any, of basis points specified in the applicable prospectus supplement;

plus, in each case, accrued interest to the date of redemption that has not been paid (such redemption price, the “Redemption Price”).

“Comparable Treasury Issue” means, with respect to the debt securities, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the debt securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such debt securities.

“Comparable Treasury Price” means, with respect to any redemption date for the debt securities: (1) the average of two Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations; or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the Trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by us.

“Reference Treasury Dealer” means four primary U.S. Government securities dealers to be selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each debt security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such debt security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date for the debt securities: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated“H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury debt securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the debt securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price, and accrued interest. On or before the redemption date, we shall deposit with a paying agent, or the applicable Trustee, money sufficient to pay the Redemption Price of and accrued interest on the debt securities to be redeemed on such date. If we elect to redeem less than all of the debt securities of a series, then the Trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.

Defeasance

Except as otherwise set forth in the prospectus supplement relating to the debt securities, each indenture will provide that we, at our option,

(a)    will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust), or

(b)    need not comply with the covenants described above under “—Certain Covenants,” and any other restrictive covenants described in a prospectus supplement relating to such series of debt securities, the guarantors will be released from the guarantees and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service.

In addition, we are required to deliver to the Trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.

Events of Default, Notice and Waiver

Except as otherwise set forth in the applicable prospectus supplement, each indenture will provide that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series (or 33 1/3% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.

“Events of Default” in respect of any series will be defined in the indentures as being:

•	default for 30 days in payment of any interest installment with respect to such series;

•

default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•

default for 90 days after written notice to us by the Trustee thereunder or by holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series; and

•

certain events of bankruptcy, insolvency and reorganization with respect to us or any Significant Subsidiary of ours which is organized under the laws of the United States or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of our affairs.

Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

Each indenture will provide that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

Each indenture will contain provisions entitling the Trustee under such indenture, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.

Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.

Except as otherwise set forth in the applicable prospectus supplement, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.

Each indenture will include a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.

Modification of the Indentures

Except as set forth in the applicable prospectus supplement, we and the Trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

(1)    to evidence the succession of another Person to the Company or any guarantor, and the assumption by such successor of the Company’s or any guarantor’s obligations under the applicable indenture and the debt securities of any series or the guarantees relating thereto;

(2)    to add to the covenants of the Company or any guarantor, or to surrender any rights or powers of the Company or any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

(3)    to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

(4)    to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or “the Act,” excluding the provisions referred to in Section 316(a)(2) of the Act as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5)    to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

(6)    to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7)    to provide any additional Events of Default;

(8)    to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9)    to provide for the terms and conditions of converting those debt securities that are convertible into Class A shares or another security;

(10)    to secure any series of debt securities;

(11)    to add guarantors in respect of the debt securities;

(12)    to make any change necessary to comply with any requirement of the Comission in connection with the qualification of the applicable indenture or any supplemental indenture under the Act; and

(13)    to make any other change that does not adversely affect the rights of the holders of the debt securities.

No supplemental indenture for the purpose identified in clauses (2), (3), (5) or (7) above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.

Except as set forth in the applicable prospectus supplement, each indenture will contain provisions permitting us and the Trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

(1)    change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

(2)    reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

(3)    modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers;

(4)    impair or adversely affect the right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities; or

(5)    amend or modify the terms of any guarantees in a manner adverse to the holders.

In addition, the subordinated indenture provides that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the holders of any series of subordinated debt securities without the consent of each holder of subordinated debt securities that would be adversely affected.

Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected.

The Trustee

U.S. Bank National Association will be the Trustee under each indenture. The Trustee and its affiliates may also provide banking, trustee and other services for, and transact other banking business with, us in the normal course of business.

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the applicable prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the Trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

DESCRIPTION OF SHARES

The following descriptions of our shares and provisions of our operating agreement are summaries and are qualified by reference to our operating agreement, which is incorporated by reference in this prospectus.

Shares

Our operating agreement authorizes us to issue an unlimited number of shares. Currently, two classes of shares have been designated: Class A shares and Class B shares. As of May 3, 2013, there were 132,295,332 Class A shares issued and outstanding, and one Class B share issued and outstanding.

Class A Shares

All of the outstanding Class A shares are duly issued. Upon payment in full of the consideration payable with respect to the Class A shares, as determined by our board of directors, the holders of such shares shall not be liable to us to make any additional capital contributions with respect to such shares (except as otherwise required by Sections 18-607 and 18-804 of the Delaware LLC Act). No holder of Class A shares is entitled to preemptive, redemption or conversion rights.

Voting Rights

The holders of Class A shares, other than the Strategic Investors and their affiliates, are entitled to one vote per share held of record on all matters submitted to a vote of our shareholders. Class A shares held by the Strategic Investors and their affiliates have no voting rights, although their written consent will be required for certain changes to our operating agreement, including in respect of share splits and combinations, capital accounts, allocation of the items and distributions, dissolution and liquidation, requirements for amending our operating agreement and mergers, consolidations or sales of substantially all our assets, if such changes would have a disproportionate adverse impact on the Strategic Investors or their affiliates. Class A shares owned by the Strategic Investors will become entitled to vote upon transfers by a Strategic Investor or one of its affiliates in accordance with the lender rights agreement, dated as of July 13, 2007, by and among the Company, our manager, BRH, and the Strategic Investors (the “Lenders Rights Agreement”). Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of election of directors when the Apollo control condition is no longer satisfied, by a plurality) of the votes entitled to be cast by all Class A shares and Class B shares present in person or represented by proxy, voting together as a single class.

Dividend Rights

Holders of Class A shares will share ratably (based on the number of Class A shares held) in any dividend declared by our manager out of funds legally available therefore, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred shares. Dividends consisting of Class A shares may be paid only as follows: (i) Class A shares may be paid only to holders of Class A shares; and (ii) shares shall be paid proportionally with respect to each outstanding Class A share.

Liquidation Rights

Upon our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our Class A shares will be entitled to receive our remaining assets available for distribution. Such assets will be distributed to the holders of our Class A shares pro rata based upon the number of shares held by them.

Other Matters

In the event of our merger or consolidation with or into another entity in connection with which our Class A shares are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of Class A shares will thereafter be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Under our operating agreement, in the event that our manager determines that we should seek relief pursuant to Section 7704(e) of the Internal Revenue Code of 1986, as amended (the “Code”), to preserve our status as a partnership for U.S. Federal (and applicable state) income tax purposes, we and each of our shareholders will be required to agree to adjustments required by the tax authorities, and we will pay such amounts as are required by the tax authorities to preserve our status as a partnership.

Class B Shares

We have duly issued a single Class B share to BRH, which is owned by our managing partners. If BRH elects to give up its Class B share, we will issue one Class B share to each record holder of an Apollo Operating Group unit for each unit held. No holder of Class B shares will be entitled to preemptive, redemption or conversion rights.

Voting Rights

The Class B share that we have issued to Holdings is initially entitled to 240,000,000 votes on all matters submitted to a vote of our shareholders. In the event that a managing partner or contributing partner exercises his right to exchange the Apollo Operating Group units (together with his interest in the Class B share) that he owns through his partnership interest in Holdings for Class A shares, the voting power of the Class B share will be proportionately reduced. Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of the election of directors, a plurality) of the votes entitled to be cast by all Class A shares and Class B shares present in person or represented by proxy, voting together as a single class.

Dividend Rights

The holder of our Class B share will not have any right to receive dividends other than dividends consisting of Class B shares paid proportionally with respect to each outstanding Class B share.

Liquidation Rights

Upon our liquidation, dissolution or winding up, no holder of Class B shares will have any right to receive distributions.

Preferred Shares

Our operating agreement authorizes our manager to establish one or more series of preferred shares. Unless required by law or by any stock exchange, the authorized preferred shares will be available for issuance without further action by Class A shareholders. Our manager is able to determine, with respect to any series of preferred shares, the terms and rights of that series.

We could issue a series of preferred shares that would, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of Class A shares might believe to be in their best interests or in which holders of Class A shares might receive a premium for their Class A shares over the market price of the Class A shares.

Listing

Our Class A shares are listed on the NYSE under the symbol “APO.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A shares and our Class B share is American Stock Transfer & Trust Company.

We will be entitled to recognize the person in whose name any shares are registered on the books of the transfer agent as of the opening of business on a particular business day as owner, or record holder, of such shares, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, regardless of whether we have actual or other notice thereof, except as otherwise provided by law, including any applicable rule, regulation, guideline or requirement of any national securities exchange on which such shares are listed for trading. Without limiting the foregoing, when a person is acting as nominee, agent or in some other representative capacity for another person in acquiring and/or holding the shares, as between us on the one hand and such other person on the other, such representative person shall be deemed the record holder of such share.

Operating Agreement

Manager

Our operating agreement provides that so long as the Apollo Group (as defined below) beneficially owns at least 10% of the aggregate number of votes that may be cast by holders of outstanding voting shares, our manager, which is 100% owned by BRH, will conduct, direct and manage all activities of Apollo Global Management, LLC. We refer to the Apollo Group’s beneficial ownership of at least 10% of such voting power as the “Apollo control condition.” So long as the Apollo control condition is satisfied, our manager will manage all of our operations and activities and will have discretion over significant corporate actions, such as the issuance of securities, payment of distributions, sales of assets, making certain amendments to our operating agreement and other matters, and our board of directors will have no authority other than that which our manager chooses to delegate to it.

For purposes of our operating agreement, the “Apollo Group” means (i) our manager and its affiliates, including their respective general partners, members and limited partners, (ii) Holdings and its affiliates, including their respective general partners, members and limited partners, (iii) with respect to each managing partner, such managing partner and such managing partner’s “group” (as defined in Section 13(d) of the Exchange Act), (iv) any former or current investment professional of or other employee of an “Apollo employer” (as defined below) or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group), (v) any former or current executive officer of an Apollo employer or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group); and (vi) any former or current director of an Apollo employer or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group). With respect to any person, “Apollo employer” means Apollo Global Management, LLC or such other entity controlled by Apollo Global Management, LLC or its successor as may be such person’s employer.

Our operating agreement contains provisions that waive or consent to conduct by our manager and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, our operating agreement provides that when our manager is acting in its individual capacity, as opposed to in its capacity as our manager, it may act without any fiduciary obligations to us or our shareholders whatsoever. When our manager, in its capacity as our manager, is permitted to or required to make a decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable,” then our manager will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our shareholders. See “Risk Factors—Risks Related to Our Organization and Structure—Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our manager and limit remedies available to shareholders for actions that might otherwise constitute a breach of duty. It will be difficult for a shareholder to challenge a resolution of a conflict of interest by our manager or by its conflicts committee” in the Company’s 2012 Annual Report.

Organization

We were formed on July 3, 2007 and have a perpetual existence.

Purpose

Under our operating agreement, we are permitted to engage, directly or indirectly, in any business activity that is approved by our manager and that lawfully may be conducted by a limited liability company organized under Delaware law.

Power of Attorney

Each shareholder, and each person who acquires shares in accordance with our operating agreement, grants to our manager and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance, dissolution or termination. The power of attorney also grants our manager the authority to amend, and to make consents and waivers under, our operating agreement and certificate of formation, in each case in accordance with our operating agreement.

Board of Directors

For so long as the Apollo control condition is satisfied, pursuant to the terms of our operating agreement, our manager shall (i) nominate and elect all directors to our board of directors, (ii) set the number of directors of our board of directors and (iii) fill any vacancies on our board of directors. After the Apollo condition is no longer satisfied, (i) each of the directors will be elected by the vote of a plurality of our shares entitled to vote, voting as a single class, to serve until his or her successor is duly elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation or removal, and (ii) the size of the board of directors will be set by resolution of the board.

For so long as the Apollo control condition is satisfied, our manager may remove any director, with or without cause, at any time. After such condition is no longer satisfied, a director or the entire board of directors may be removed by the affirmative vote of holders of 50% or more of the total voting power of our shares.

Capital Contributions

Our shareholders are not obligated to make additional capital contributions, except as described below under “—Limited Liability.”

Limited Liability

The Delaware Limited Liability Company Act (the “Delaware LLC Act”) provides that a member of a Delaware limited liability company who receives a distribution from such company and knew at the time of the distribution that the distribution was in violation of the Delaware LLC Act shall be liable to the company for the amount of the distribution for three years. Under the Delaware LLC Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the company, other than liabilities to members on account of their shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. The fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the operating agreement.

Issuance of Additional Securities

Our operating agreement authorizes us to issue an unlimited number of additional shares and options, rights, warrants and appreciation rights relating to shares for the consideration and on the terms and conditions established by our manager in its sole discretion without the approval of any shareholders.

In accordance with the Delaware LLC Act and the provisions of our operating agreement, we may also issue additional membership interests that have designations, preferences, rights, powers and duties that do not apply to the Class A shares.

Amendment of the Operating Agreement

General

Amendments to our operating agreement may be proposed only by our manager, and our manager is under no obligation or duty to make any amendments to our operating agreement. A proposed amendment, other than those amendments that require the approval of the shareholders or those amendments that are within the unilateral discretion of our manager, both of which are discussed below, will be effective upon the approval of our manager and a majority of the aggregate number of votes that may be cast by holders of voting shares outstanding as of the relevant record date.

Prohibited Amendments

No amendment may be made that would:

•

enlarge the obligations of any Class A shareholder without his or her consent, except that any amendment that would have a material adverse effect on the rights or preferences of any class of shares in relation to other classes of shares interests may be approved by at least a majority of the type or class of shares so affected, or

•

enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our manager or any of its affiliates without the consent of our manager, which may be given or withheld in its sole discretion.

These two provisions can only be amended upon the approval of the holders of at least 90% of the outstanding voting shares.

No Shareholder Approval

Our manager may generally make amendments to our operating agreement or certificate of formation without the approval of any shareholder to reflect:

•	a change in our name, the location of our principal place of business, our registered agent or its registered office,

•	the admission, substitution, withdrawal or removal of shareholders in accordance with the operating agreement,

•

a change that our manager determines is necessary or appropriate for the company to qualify or to continue our qualification as a limited liability company or a company in which the Class A shareholders have limited liability under the laws of any state or other jurisdiction or to ensure that the company and its subsidiaries will not be treated as associations taxable as corporations or otherwise taxed as entities for U.S. Federal income tax purposes,

•	an amendment that our manager determines to be necessary or appropriate to address certain changes in U.S. Federal income tax regulations, legislation or interpretation,

•

an amendment that our manager determines is necessary or appropriate, based on the advice of counsel, to prevent the company or our manager or its partners, officers, trustees, representatives or agents, from having a material risk of being in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor,

•	a change in our fiscal year or taxable year and related changes,

•

an amendment that our manager determines in its sole discretion to be necessary, desirable or appropriate for the creation, authorization or issuance of any class or series of shares or options, rights, warrants or appreciation rights relating to shares,

•	any amendment expressly permitted in our operating agreement to be made by our manager acting alone,

•	an amendment effected, necessitated or contemplated by an agreement of merger, consolidation or other business combination agreement that has been approved under the terms of our operating agreement,

•

any amendment that in the sole discretion of our manager is necessary or appropriate to reflect and account for the formation by the limited liability company of, or its investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by our operating agreement,

•

a merger with or conversion or conveyance to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger, conversion or conveyance other than those it receives by way of the merger, conversion or conveyance,

•

an amendment effected, necessitated or contemplated by an amendment to any partnership agreement of the Apollo Operating Group partnerships that requires partners of any Apollo Operating Group partnership to provide a statement, certification or other proof of evidence regarding whether such shareholder is subject to U.S. Federal income taxation on the income generated by the Apollo Operating Group partnerships, or

•	any other amendments substantially similar to any of the matters described above.

In addition, our manager may make amendments to our operating agreement without the approval of any shareholder if those amendments, in the discretion of our manager:

•

do not adversely affect our shareholders considered as a whole (including any particular class of shares as compared to other classes of shares, treating the Class A shares and the Class B shares as a separate class for this purpose) in any material respect,

•

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state or non-U.S. agency or judicial authority or contained in any federal or state or non-U.S. statute (including the Delaware LLC Act),

•

are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading,

•	are necessary or appropriate for any action taken by our manager relating to splits or combinations of shares under the provisions of our operating agreement, or

•	are required to effect the intent expressed of this prospectus or the intent of the provisions of our operating agreement or are otherwise contemplated by our operating agreement.

Merger, Sale or Other Disposition of Assets

Our operating agreement generally prohibits our manager, without the prior approval of the holders of a majority of the voting power of our outstanding voting shares, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries. However, our manager in its sole discretion may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets (including for the benefit of persons other than us or our subsidiaries, including affiliates of our manager) without that approval. Our manager may also sell all or substantially all of our assets under any forced sale of any or all of our assets pursuant to the foreclosure or other realization upon those encumbrances without that approval.

However, pursuant to the agreement among managing partners (which is further described in “Certain Relationships and Related Party Transactions—Agreement Among Managing Partners” in our 2012 Annual Report), Mr. Black, as a member of the executive committee of our manager, will have the right of veto over, among other things a sale or other disposition of the Apollo Operating Group and/or its subsidiaries or any portion thereof, through a merger, recapitalization, stock sale, asset sale or otherwise, to an unaffiliated third party (other than through an exchange of Apollo Operating Group units and interests in our Class B share for Class A shares, transfers by a founder or a permitted transferee to another permitted transferee, or the issuance of bona fide equity incentives to any of our non-founder employees) that constitutes (x) a direct or indirect sale of a ratable interest (or substantially ratable interest) in each entity that constitutes the Apollo Operating Group or (y) a sale of all or substantially all of the assets of Apollo.

If conditions specified in our operating agreement are satisfied, our manager may convert or merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity. The shareholders are not entitled to dissenters’ rights of appraisal under our operating agreement or the Delaware LLC Act in the event of a merger or consolidation, a sale of substantially all of our assets or any other transaction or event.

Election to be Treated as a Corporation

If our manager determines that it is no longer in our best interests to continue to be treated as a partnership for U.S. Federal income tax purposes, our manager may elect to treat us as an association or as a publicly traded company taxable as a corporation for U.S. Federal (and applicable state) income tax purposes.

Dissolution

We will continue as a limited liability company until terminated under our operating agreement. We will dissolve upon: (i) the election of our manager to dissolve us, if approved by the holders of a majority of the total combined voting power of all of our outstanding Class A and Class B shares; (ii) the sale, exchange or other disposition of all or substantially all of our assets and those of our subsidiaries; (iii) the entry of a decree of judicial dissolution of our limited liability company; or (iv) at any time that we no longer have any shareholders, unless our businesses are continued in accordance with the Delaware LLC Act.

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are continued as a new limited liability company, the liquidator authorized to wind up our affairs will, acting with all of the powers of our manager that the liquidator deems necessary or appropriate in its judgment, liquidate our assets and apply the proceeds of the liquidation first, to discharge our liabilities as provided in the operating agreement and by law and thereafter to the shareholders pro rata according to the percentages of their respective shares as of a record date selected by the liquidator. The liquidator may defer liquidation of our assets for a reasonable period of time or distribute assets to Class A shareholders in kind if it determines that an immediate sale or distribution of all or some of our assets would be impractical or would cause undue loss to the Class A shareholders.

Resignation of the Manager

Our manager may resign at any time by giving notice of such resignation in writing or by electronic transmission to us. Any such resignation shall take effect at the time specified therein. The acceptance of such resignation shall not be necessary to make it effective. Our manager may at any time designate a substitute manager, which substitute manager will, upon the later of the acceptance of such designation and the effective date of such resignation of the departing manager, have control of us under the terms of the operating agreement upon the effective date of the departing manager’s resignation. In the event our manager resigns and does not designate a substitute manager in accordance with the terms of the operating agreement, control of us will shift to our board of directors.

Limited Call Right

If at any time less than 10% of the then issued and outstanding shares of any class, including our Class A shares, are held by persons other than our manager and its affiliates, our manager will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining shares of the class held by unaffiliated persons as of a record date to be selected by our manager, on at least ten but not more than 60 days notice. The purchase price in the event of this purchase is the greater of:

(i) the current market price as of the date three days before the date the notice is mailed, and

(ii) the highest cash price paid by our manager or any of its affiliates for any membership interests of the class purchased within the 90 days preceding the date on which our manager first mails notice of its election to purchase those membership interests.

As a result of our manager’s right to purchase outstanding shares, a Class A shareholder may have his Class A shares purchased at an undesirable time or price. The tax consequences to a Class A shareholder of the exercise of this call right are the same as a sale by that shareholder of his Class A shares in the market. See “Material U.S. Federal Tax Considerations.”

Preemptive Rights

We have not granted any preemptive rights with respect to our Class A shares.

Meetings; Voting

Except as described below regarding a person or group owning 20% or more of the Class A shares then outstanding, record Class A shareholders will be entitled to notice of, and to vote at, meetings of our Class A shareholders and to act upon matters as to which Class A shareholders have the right to vote or to act.

Except as described below regarding a person or group owning 20% or more of the Class A shares then outstanding, each record holder of a Class A share, other than the Strategic Investors or their affiliates, is entitled to a number of votes equal to the number of Class A shares held. Each outstanding Class A share, other than Class A shares held by the Strategic Investors or their affiliates, shall be entitled to one vote per share on all matters submitted to the shareholders for approval. Class A shares held by the Strategic Investors or their affiliates will not be entitled to vote, although such Class A shares will become entitled to vote upon certain transfers in accordance with the Lenders Rights Agreement. In the case of Class A shares held by our manager on behalf of non-citizen assignees, our manager will distribute the votes on those Class A shares in the same ratios as the votes of shareholders in respect of other Class A shares are cast.

The Class B share that we have issued to BRH is initially entitled to 240,000,000 votes on all matters submitted to a vote of our shareholders. In the event that a managing partner or contributing partner exercises his right to exchange the Apollo Operating Group units that he owns through his partnership interest in Holdings for Class A shares, the voting power of the Class B share will be proportionately reduced. Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of the election of directors, a plurality) of the votes entitled to be cast by all shares present in person or represented by proxy, voting together as a single class.

Any action that is required or permitted to be taken by the shareholders may be taken either at a meeting of shareholders or without a meeting, without prior notice and without a vote if consents in writing describing the action so taken are signed by holders owning not less than the minimum percentage of the voting power of the outstanding shares that would be necessary to authorize or take that action at a meeting. Meetings of the shareholders may be called by our manager. Shareholders may vote either in person or by proxy at meetings. The holders of a majority of the voting power of the outstanding shares for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the holders of the shares requires approval by holders of a greater percentage of such shares, in which case the quorum will be the greater percentage.

However, if at any time any person or group (other than our manager and its affiliates, or a direct or subsequently approved transferee of our manager or its affiliates) acquires, in the aggregate, beneficial ownership of 20% or more of any class of shares then outstanding, that person or group will lose voting rights on all of its shares and the shares may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of shareholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Status as Shareholder

By transfer of Class A shares in accordance with our operating agreement, each transferee of Class A shares will be admitted as a shareholder with respect to the Class A shares transferred when such transfer and admission is reflected in our books and records. Except as described in our operating agreement, the Class A shares will be fully paid and non-assessable.

Non-Citizen Assignees; Redemption

If we are or become subject to federal, state or local laws or regulations that in the determination of our manager create a substantial risk of cancellation or forfeiture of any property in which the limited liability company has an interest because of the nationality, citizenship or other related status of any Class A shareholder, we may redeem the Class A shares held by that holder at their current market price. To avoid any cancellation or forfeiture, our manager may require each Class A shareholder to furnish information about his nationality, citizenship or related status. If a Class A shareholder fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or our manager determines, with the advice of counsel, after receipt of the information that the Class A shareholder is not an eligible citizen, the Class A shareholder may be treated as a non-citizen assignee. A non-citizen assignee does not have the right to direct the voting of his Class A shares and may not receive distributions in kind upon our liquidation.

Indemnification

Under our operating agreement, in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts:

•	our manager;

•	any departing manager;

•	any person who is or was an affiliate of our manager or any departing manager;

•

any person who is or was a member, partner, tax matters partner, officer, director, employee, agent, fiduciary or trustee of us or our subsidiaries, our manager or any departing manager or any affiliate of us or our subsidiaries, our manager or any departing manager;

•

any person who is or was serving at the request of our manager or any departing manager or any affiliate of our manager or any departing manager as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person; or

•	any person designated by our manager.

We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings. Any indemnification under these provisions will only be out of our assets. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our operating agreement.

We have entered into indemnification agreements with each of our executive officers and certain of our employees which set forth the obligations described above. We also currently maintain liability insurance for our directors and officers.

Books and Reports

Our manager is required to keep appropriate books of the limited liability company’s business at our principal offices or any other place designated by our manager. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our year ends on December 31 each year.

As soon as reasonably practicable after the end of each fiscal year, we will furnish to each shareholder tax information (including Schedule K-1), which describes on a U.S. dollar basis such shareholder’s share of our income, gain, loss and deduction for our preceding taxable year. It may require longer than 90 days after the end of our fiscal year to obtain the requisite information from all lower-tier entities so that K-1s may be prepared for us. Consequently, shareholders who are U.S. taxpayers should anticipate the need to file annually with the IRS (and certain states) a request for an extension past April 15 or the otherwise applicable due date of their income tax return for the taxable year. In addition, each shareholder will be required to report for all tax purposes consistently with the information provided by us. See “Material U.S. Federal Tax Considerations—Administrative Matters—Information Returns.”

Right to Inspect Our Books and Records

Our operating agreement provides that a shareholder can, for a purpose reasonably related to his or her interest as such a holder, upon reasonable written demand and at his or her own expense, have furnished to him or her:

•	promptly after becoming available, a copy of our U.S. Federal, state and local income tax returns; and

•	copies of our operating agreement, the certificate of formation of the limited liability company, related amendments and powers of attorney under which they have been executed.

Our manager may, and intends to, keep confidential from our shareholders trade secrets or other information the disclosure of which our manager believes is not in our best interests or which we are required by law or by agreements with third parties to keep confidential.

Director Independence

Because more than fifty percent of our voting power is controlled by Holdings, we are considered a “controlled company” as defined in the listing standards of the NYSE and we are exempt from the NYSE rules that require that:

•	our board of directors be comprised of a majority of independent directors;

•	we establish a compensation committee composed solely of independent directors; and

•	we establish a nominating and corporate governance committee composed solely of independent directors.

While our board of directors is currently comprised of a majority of independent directors, we plan on availing ourselves of the controlled company exceptions. Our board of directors has determined that four of our seven directors meet the independence standards under the NYSE and the Commission. These directors are Messrs. Ducey, Fribourg and Krongard and Ms. Richards. At such time that we are no longer deemed a controlled company, our board of directors will take all action necessary to comply with all applicable rules within the applicable time period under the NYSE listing standards.

Shareholders Agreement

Upon consummation of the private offering transactions that occurred in 2007 pursuant to which we sold Class A shares to certain initial purchasers and accredited investors in transactions exempt from the registration requirements of the Securities Act (“Private Offering Transactions”), we entered into a shareholders agreement with our managing partners and Holdings regarding voting, transfer and registration rights, among other things. See “Certain Relationships and Related Party Transactions—Managing Partner Shareholders Agreement” in our 2012 Annual Report, which is incorporated by reference in this prospectus.

Roll-Up Agreements

Upon consummation of the Private Offering Transactions, we entered into roll-up agreements with the contributing partners and Holdings. See “Certain Relationships and Related Party Transactions—Roll-Up Agreements” in our 2012 Annual Report, which is incorporated by reference in this prospectus.

Amended and Restated Exchange Agreement

Upon consummation of the Private Offering Transactions, we entered into an exchange agreement with Holdings. Under the exchange agreement, subject to the vesting and minimum retained ownership requirements and transfer restrictions set forth in the partnership agreements of the Apollo Operating Group partnerships, each such holder of Apollo Operating Group units (and certain transferees thereof) may up to four times each year, upon notice (subject to the terms of the exchange agreement), exchange these partnership units for Class A shares on a one-for-one basis, subject to customary conversion rate adjustments for splits, distributions and reclassifications. Under the exchange agreement, to effect an exchange a holder of partnership units in the Apollo Operating Group must simultaneously exchange one partnership unit in each of the Apollo Operating Group partnerships. As a holder exchanges its Apollo Operating Group units, our indirect interest in the Apollo Operating Group partnerships will be correspondingly increased.

The exchange agreement was amended and restated on May 6, 2013. The amendments to the original exchange agreement include: (i) permitting exchanging holders certain rights to revoke in whole exchanges of their Apollo Operating Group units in certain circumstances; (ii) permitting transfers of a holder’s exchanged shares to a qualifying entity that can sell them under a Rule 10b5-1 trading plan; (iii) requiring the Company to use its commercially reasonable efforts to file and keep effective a shelf registration statement relating to the exchange of Class A shares received upon an exchange of Apollo Operating Group units; (iv) modifying the exchange mechanics to address certain tax considerations of an exchange for exchanging holders; and (v) requiring exchanging holders to reimburse APO Corp. for any incremental U.S. federal income tax incurred by APO Corp. as a result of the modification of the exchange mechanics. See Item 1.01 in our Current Report on Form 8-K filed with the Commission on May 7, 2013, which is incorporated by reference in this prospectus.

Tax Receivable Agreement

APO Corp. has entered into a tax receivable agreement with our managing partners and contributing partners. See “Certain Relationships and Related Party Transactions—Tax Receivable Agreement” in our 2012 Annual Report, which is incorporated by reference in this prospectus.

In connection with the amended and restated exchange agreement, the tax receivables agreement was amended and restated on May 6, 2013 to conform the agreement to the amended and restated exchange agreement, particularly to address the modified exchange mechanics, and to make non-substantive updates to recognize certain additional Apollo Operating Group partnerships that have been formed since the original tax receivable agreement was entered into in 2007. See Item 1.01 in our Current Report on Form 8-K filed with the Commission on May 7, 2013, which is incorporated by reference in this prospectus.

Lenders Rights Agreement

In connection with the sale of our Class A shares to the Strategic Investors in July 13, 2007, we entered into the Lenders Rights Agreement. Pursuant to the Lenders Rights Agreement, each Strategic Investor has certain demand registration rights and customary piggyback registration rights with respect to its Class A shares. See “Certain Relationships and Related Party Transactions—Lenders Rights Agreement” in our 2012 Annual Report, which is incorporated by reference in this prospectus.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares we may issue. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may issue depositary receipts representing interests in a particular series of preferred shares which are called depositary shares. We will deposit the series of preferred shares which are the subject of depositary shares with a depositary to be named in the applicable prospectus supplement, which will hold the preferred shares for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred shares to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in the preferred shares.

While the deposit agreement relating to a particular series of preferred shares may have provisions applicable solely to that series of preferred shares, all deposit agreements relating to preferred shares we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred shares of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred shares an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Shares

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred shares, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of preferred shares held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those preferred shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred shares to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred shares to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of a depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of preferred shares (or fraction of a share) which is represented by the depositary share.

Conversion

If a series of preferred shares are convertible into Class A shares or other of our securities or property, holders of depositary shares relating to that series of preferred shares will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the Class A shares or other securities or property into which the number of preferred shares (or fractions of shares) to which the depositary shares relate could at the time be converted.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred shares to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred shares to which they relate, except as required to comply with law. We may terminate the deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of the deposit agreement, the depositary will make the whole or fractional shares of preferred shares to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. The deposit agreement will automatically terminate if:

•	All outstanding depositary shares to which it relates have been redeemed or converted; and/or

•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred shares to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, for the purchase of equity or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue each series of warrants under separate warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Warrants

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities or equity securities, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our equity or debt securities and is not entitled to any payments on any equity or debt securities issuable upon exercise of the warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. Federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other material terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of equity or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the equity or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase Class A shares, preferred shares or other securities. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each Class A share, preferred share or other security upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the number and terms of each Class A share, preferred share or other security that may be purchased per each subscription right;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the Commission if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see ‘‘Incorporation of Documents by Reference’’ and ‘‘Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of equity securities issued by us or debt or equity securities issued by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit and will contain a summary of certain material U.S. Federal income tax consequences applicable to the purchase contracts and purchase units.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

To ensure compliance with Treasury Department Circular 230, investors are hereby notified that: (i) any discussion of U.S. Federal income tax issues in this prospectus is not intended or written to be relied upon, and cannot be relied upon, by any investor for the purpose of avoiding penalties that may be imposed on such investor under the Internal Revenue Code;

(ii) such discussion is included herein by Apollo Global Management, LLC in connection with the promotion or marketing (within the meaning of Circular 230) by the issuer and of the transactions or matters addressed herein; and (iii) investors should seek advice based on their particular circumstances from an independent tax advisor.

The following discussion of the material U.S. Federal tax considerations relating to an investment in Class A shares is the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, our U.S. federal income tax counsel. For purposes of this section, references to “Apollo,” “we,” “our,” and “us” mean only Apollo Global Management, LLC and not its subsidiaries, except as otherwise indicated. This discussion is based on the Code, Treasury Regulations promulgated thereunder, administrative rulings and pronouncements of the IRS, and judicial decisions, all as in effect on the date hereof and which are subject to change or differing interpretations, possibly with retroactive effect.

This discussion is not a comprehensive discussion of all of the U.S. Federal income tax considerations applicable to us or that may be relevant to a particular holder of Class A shares in view of such holder’s particular circumstances and, except to the extent provided below, is not directed to holders of Class A shares subject to special treatment under the U.S. Federal income tax laws, such as banks or other financial institutions, dealers in securities or currencies, tax-exempt entities, regulated investment companies, real estate investment trusts, non-U.S. persons (as defined below), insurance companies, mutual funds, persons holding shares as part of a hedging, integrated or conversion transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, charitable remainder unit trusts, common trust funds, persons who are subject to Medicare contribution tax or persons liable for the alternative minimum tax. In addition, except to the extent provided below, this discussion does not address any aspect of state, local or non-U.S. tax law and assumes that holders of Class A shares will hold their Class A shares as capital assets within the meaning of Section 1221 of the Code. The tax treatment of holders in a partnership (including an entity treated as a partnership for U.S. Federal income tax purposes) that is a holder of our Class A shares generally depends on the status of the partner, and is not specifically addressed herein. Partners in partnerships purchasing the Class A shares should consult their own tax advisors.

The U.S. Congress has considered legislation that if enacted would tax portions of income associated with carried interests as ordinary income and would prevent such income from being treated as qualifying income for purposes of the publicly traded partnership tests. If similar legislation or regulations were enacted, this would have the effect of treating publicly traded partnerships that derive substantial amounts of income from carried interests as corporations for U.S. Federal income tax purposes, though certain proposals have provided a transition rule that could defer corporate treatment for 10 years. Therefore, if similar legislation or regulations were enacted, it may prevent us from qualifying for treatment as a partnership for U.S. federal income tax purposes under the publicly traded partnership rules. See “— Administrative Matters—Possible New Legislation or Administrative or Judicial Action” below.

No statutory, administrative or judicial authority directly addresses the treatment of certain aspects of the Class A shares or instruments similar to the shares for U.S. Federal income tax purposes. We cannot give any assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Moreover, we have not and will not seek any advance rulings from the IRS regarding any matter discussed in this prospectus. We cannot give any assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

Accordingly, prospective holders of Class A shares should consult their own tax advisors to determine the U.S. Federal income tax consequences to them of acquiring, holding and disposing of Class A shares, as well as the effects of state, local and non-U.S. tax laws.

For purposes of the following discussion, a U.S. person is a person that is (i) a citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States or any state thereof, or the District of Columbia, (iii) an estate, the income of which is subject to U.S. Federal income taxation regardless of its source, or (iv) a trust (a) the administration over which a U.S. court can exercise primary supervision and (b) all of the substantial decisions of which one or more U.S. persons have the authority to control. A “non-U.S. person” is a person that is neither a U.S. person nor an entity treated as a partnership for U.S. Federal income tax purposes.

Taxation of the Company

Taxation of Apollo. While we are organized as a limited liability company and intend to operate so that we will be treated for U.S. Federal income tax purposes as a partnership, and not as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, we cannot give any assurance that we will so qualify for any particular year. Our treatment as a partnership that is not a publicly traded partnership taxable as a corporation will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception” (as described below). Accordingly, we cannot give any assurance that the actual results of our operations for any taxable year will satisfy the qualifying income exception. Furthermore, it is possible that the U.S. Federal income tax law could be amended by Congress so as to cause part or all of our income to be non-qualifying income under the publicly traded partnership rules. A change in the administrative or judicial interpretation of the U.S. Federal income tax law could also create this result. See “—Administrative Matters—Possible New Legislation or Administrative or Judicial Action” below.

If we fail to satisfy the qualifying income exception (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure as discussed below) or if we elect to be treated as a corporation based upon a determination by our board of directors, we will be treated as if we had transferred all of our assets, subject to our liabilities, to a newly formed corporation, on the first day of the year in which we failed to satisfy the qualifying income exception, in return for stock of the corporation, and then distributed such stock to the holders of Class A shares in liquidation of their interests in us. This contribution and liquidation should be tax-free to holders of Class A shares (except for a non-U.S. holder if we own an interest in U.S. real property or an interest in a USRPHC as discussed below in “—Taxation of Non-U.S. Persons”) so long as we do not have liabilities in excess of the tax basis of our assets. If, for any reason (including our failure to meet the qualifying income exception or a determination by our board of directors to elect to be treated as a corporation), we were treated as an association or publicly traded partnership taxable as a corporation for U.S. Federal income tax purposes, (i) we would be subject to U.S. Federal income tax on our taxable income at regular corporate income tax rates, without deduction for any distributions to holders, thereby substantially reducing the amount of any cash available for distribution to holders and (ii) distributions made to the holders of our Class A shares would be treated as either taxable dividend income, which may be eligible for reduced rates of taxation, to the extent of our current or accumulated earnings and profits, or in the absence of earnings and profits, as a nontaxable return of capital, to the extent of the holder’s tax basis in the common units, or as taxable capital gain, after the holder’s basis was reduced to zero. The net effect of such treatment would be, among other things, to subject the income from APO Asset Co., LLC and APO (FC), LLC to corporate level taxation.

Under Section 7704 of the Code, unless certain exceptions apply, if an entity that would otherwise be classified as a partnership for U.S. Federal income tax purposes is a “publicly traded partnership” (as defined in the Code) it will be treated and taxed as a corporation for U.S. Federal income tax purposes. An entity that would otherwise be classified as a partnership is a publicly traded partnership if (i) interests in the entity are traded on an established securities market or (ii) interests in the entity are readily tradable on a secondary market or the substantial equivalent thereof. We expect that we will be treated as a publicly traded partnership.

A publicly traded partnership will, however, be treated as a partnership, and not as a corporation for U.S. Federal income tax purposes, if 90% or more of its gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704 of the Code and it is not required to register as an investment company under the Investment Company Act. We refer to this exception as the “qualifying income exception.” Qualifying income generally includes dividends, interest, capital gains from the sale or other disposition of stocks and securities and certain other forms of investment income. We expect that our investments will earn interest, dividends, capital gains and other types of qualifying income, however, we cannot give any assurance as to the types of income that will be earned in any given year.

While we are treated as a publicly traded partnership, we will manage our investments so that we will satisfy the qualifying income exception to the extent reasonably possible. We cannot give any assurance, however, that we will do so or that the IRS will not challenge our compliance with the qualifying income requirements and, therefore, assert that we should be taxable as a corporation for U.S. Federal income tax purposes. In such event, the amount of cash available for distribution to holders would be reduced materially.

If at the end of any year we fail to meet the qualifying income exception, we may still qualify as a partnership if we are entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure to meet the qualifying income exception is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) we and each of the holders of our Class A shares (during the failure period) agree to make such adjustments or to pay such amounts as are required by the IRS. Under our operating agreement, each holder of Class A shares is obligated to make such adjustments or to pay such amounts as are required by the IRS to maintain our status as a partnership. It is not possible to state whether we would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief would be available for our first taxable year as a publicly traded partnership. If this relief provision is inapplicable to a particular set of circumstances involving us, we will not qualify as a partnership for U.S. Federal income tax purposes. Even if this relief provision applies and we retain our partnership status, we or the holders of Class A shares (during the failure period) will be required to pay such amounts as are determined by the IRS.

The remainder of this section assumes that we and the underlying partnerships of the Apollo Operating Group will be treated as partnerships for U.S. Federal income tax purposes. However, due to proposed legislation this could change. See “—Administrative Matters—Possible New Legislation or Administrative or Judicial Action” below.

Certain State, Local and Non-U.S. Tax Matters. We and our subsidiaries may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which we or they transact business, own property, or reside. For example, some of our subsidiaries will be subject to New York City unincorporated business tax. We may be required to file tax returns in some or all of those jurisdictions. The state, local or non-U.S. tax treatment of us and our holders may not conform to the U.S. Federal income tax treatment discussed herein. We will pay non-U.S. taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to non-U.S. income or other tax liability in amounts that could be substantial. Any non-U.S. taxes incurred by us may not be able to be used by holders of our Class A shares as a credit against their U.S. Federal income tax liability, subject to applicable limitations under the Code.

APO Corp. APO Corp. is taxable as a corporation for U.S. Federal income tax purposes. Accordingly, even though we expect to qualify as a partnership for U.S. Federal income tax purposes, the income from the portion of our business that we hold through APO Corp. will be subject to U.S. Federal corporate income tax and other taxes. As the holder of APO Corp.’s shares, we will not be taxed directly on earnings of entities we hold through APO Corp. Distributions of cash or other property that APO Corp. pays to us will constitute dividends for U.S.

Federal income tax purposes to the extent paid from its current or accumulated earnings and profits (as determined under U.S. Federal income tax principles). If the amount of a distribution by APO Corp. exceeds its current and accumulated earnings and profits, such excess will be treated as a tax-free return of capital to the extent of our tax basis in APO Corp.’s common stock, and thereafter will be treated as a capital gain.

APO (FC), LLC. APO (FC), LLC is taxable as a corporation for U.S. Federal income tax purposes. Accordingly, any income from the portion of our business that we hold through APO (FC), LLC that is treated as effectively connected with a U.S. trade or business will be subject to U.S. Federal income tax and other taxes. APO (FC), LLC will be considered a CFC for U.S. Federal income tax purposes. Accordingly, each U.S. holder of our Class A shares may be required to include in income its allocable share of “Subpart F” income of APO (FC), LLC. Subpart F income generally includes dividends, interest, net gain from the sale or disposition of securities, non-actively managed rents and certain other generally passive types of income. These inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, an investor may be required to report as ordinary income its allocable share of APO (FC) LLC’s Subpart F income reported by us without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of our earnings (if any) attributable to net capital gains of APO (FC), LLC. The tax basis of our shares of APO (FC), LLC, and a holder’s tax basis in our Class A shares, will be increased to reflect any required Subpart F income inclusions. Such income will be treated as income from sources within the United States, for certain foreign tax credit purposes, to the extent derived by APO (FC) LLC from U.S. sources. Such income will not be eligible for the reduced rate of tax that may be applicable to “qualified dividend income” for individual U.S. persons. Amounts included as such income with respect to direct and indirect investments generally will not be taxable again when actually distributed. For further discussion of CFC treatment, see “—Taxation of Holders of Class A Shares—Passive Foreign Investment Companies and Controlled Foreign Corporations” below.

APO Asset Co., LLC. APO Asset Co., LLC is a wholly-owned limited liability company. APO Asset Co., LLC will be treated as an entity disregarded as a separate entity from us. Accordingly, all the assets, liabilities and items of income, deduction and credit of APO Asset Co., LLC will be treated as our assets, liabilities and items of income, deduction and credit.

Personal Holding Companies. APO Corp. could be subject to additional U.S. Federal income tax on a portion of its income if it is determined to be a personal holding company, or “PHC,” for U.S. Federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. Federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations and pension funds) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. Federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, royalties, annuities and, under certain circumstances, rents). The PHC rules do not apply to non-U.S. corporations.

Due to applicable attribution rules, it is likely that five or fewer individuals or tax-exempt organizations will be treated as owning actually or constructively more than 50% of the value of stock in APO Corp. Consequently, APO Corp. could be or become a PHC, depending on whether it fails the PHC gross income test. Certain aspects of the gross income test cannot be predicted with certainty. Thus, we cannot give any assurance that APO Corp. will not become a PHC in the future.

If APO Corp. is or were to become a PHC in a given taxable year, it would be subject to an additional 20% PHC tax on its undistributed PHC income, which generally includes the company’s taxable income, subject to certain adjustments.

Taxation of Holders of Class A Shares

Taxation of Holders of Class A Shares on Our Profits and Losses. As a partnership for tax purposes, we are not a taxable entity and incur no U.S Federal income tax liability. Instead, each holder of Class A shares in computing such holder’s U.S. Federal income tax liability for a taxable year will be required to take into account its allocable share of items of our income, gain, loss, deduction and credit (including those items of APO Asset Co., LLC as an entity disregarded as a separate entity from us for U.S. Federal income tax purposes) for each of our taxable years ending with or within the taxable year of such holder, regardless whether the holder has received any distributions from us. The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at our (rather than at the holder’s) level.

Limits on Deductions for Losses and Expenses. A holder’s deduction of its share of our losses, if any, will be limited to such holder’s tax basis in its Class A shares and, if such holder is an individual or a corporation that is subject to the “at risk” rules, to the amount for which such holder is considered to be “at risk” with respect to our activities, if that is less than such holder’s tax basis. In general, a holder of Class A shares will be at risk to the extent of such holder’s tax basis in its Class A shares, reduced by (1) the portion of that basis attributable to such holder’s share of our liabilities for which such holder will not be personally liable and (2) any amount of money such holder borrows to acquire or hold its Class A shares, if the lender of those borrowed funds owns an interest in us, is related to such holder or can look only to the Class A shares for repayment. A holder’s at risk amount will generally increase by its allocable share of our income and gain and decrease by cash distributions to such holder and such holder’s allocable share of losses and deductions. A holder must recapture losses deducted in previous years to the extent that distributions cause such holder’s at risk amount to be less than zero at the end of any taxable year. Losses disallowed or recaptured as a result of these limitations will carry forward and will be allowable to the extent that a holder’s tax basis or at risk amount, whichever is the limiting factor, subsequently increases. Any excess loss above that gain previously suspended by the at risk or basis limitations may no longer be used. It is not entirely free from doubt whether a holder would be subject to additional loss limitations imposed by Section 470 of the Code. The IRS has not yet issued final guidance limiting the scope of this anti-abuse provision. Prospective holders of Class A shares should therefore consult their own tax advisors about the possible effect of this provision.

We do not expect to generate any income or losses from “passive activities” for purposes of Section 469 of the Code. Accordingly, income allocated by us to a holder of Class A shares may not be offset by any Section 469 passive losses of such holder from other sources and any losses we allocate to a holder generally may not be used to offset Section 469 passive income of such holder from other sources. In addition, other provisions of the Code may limit or disallow any deduction for losses by a holder of Class A shares or deductions associated with certain assets of the partnership in certain cases, including potentially Section 470 of the Code. Prospective holders of Class A shares should consult with their own tax advisors regarding their limitations on the deductibility of losses under applicable sections of the Code.

Limitations on Deductibility of Syndication Fees. In general, neither we nor any U.S. holder of Class A shares may deduct syndication expenses. Syndication fees (which would include any sales or placement fees or commissions or underwriting discount payable to third parties) must be capitalized and cannot be amortized or otherwise deducted.

Limitations on Interest Deductions. A holder’s share of our interest expense is likely to be treated as “investment interest” expense. If a holder is a non-corporate taxpayer, the deductibility of “investment interest” expense is generally limited to the amount of such holder’s “net investment income.” A holder’s share of our dividend and interest income will be treated as investment income, although “qualified dividend income” subject to reduced rates of tax in the hands of an individual will only be treated as investment income if a holder elects to treat such dividend as ordinary income not subject to reduced rates of tax. In addition, state and local tax laws may disallow deductions for a holder’s share of our interest expense.

The computation of a holder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase a Class A share. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gain rates is excluded from net investment income, unless a holder of Class A shares elects to pay tax on such gain or dividend income at ordinary income rates.

Deductibility of Partnership Investment Expenditures by Individual Partners and by Trusts and Estates. Subject to certain exceptions, all miscellaneous itemized deductions of an individual taxpayer, and certain of such deductions of an estate or trust, are deductible only to the extent that such deductions exceed 2% of the taxpayer’s adjusted gross income. For tax years beginning after December 31, 2012, the otherwise allowable itemized deductions of individuals whose gross income exceeds an applicable threshold amount are subject to reduction by an amount equal to the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the threshold amount, or (2) 80% of the amount of the itemized deductions. The operating expenses of Apollo may be treated as miscellaneous itemized deductions subject to the foregoing rule. Prospective non-corporate holders of Class A shares should consult their own tax advisors with respect to the application of these limitations.

Allocation of Profits and Losses. For each of our fiscal years, items of income, gain, loss, deduction or credit recognized by us (including those items of APO Asset Co., LLC, which is an entity disregarded as a separate entity from us for U.S. Federal income tax purposes) generally will be allocated among the holders of Class A shares pro rata in accordance with the number of shares held. To the extent that our managing partners and contributing partners exchange Apollo Operating Group units for Class A shares, such income and gain will from time to time include the built-in income or gain inherent in the underlying assets of the Apollo Operating Group at the time of such exchange. Section 704(c) of the Code arguably requires that we specially allocate such built-in income or gain to the holders of these specific Class A shares. However, since we do not expect to be able to identify these specific Class A shares following their sales on the market by such partners, we expect that we will not be able to make such special allocations to the holders of these specific Class A shares. Accordingly, such built-in income or gain will likely be allocated pro rata among all holders of Class A shares.

We may make investments that produce taxable income before they generate cash and/or may devote cash flow to make other investments or pay principal amount of debt. Therefore the amount of taxable income that we allocated to you may exceed your cash distributions, and this excess may be substantial.

We must allocate items of partnership income and deductions between transferors and transferees of Class A shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules under the Code and to report income, gain, loss, deduction and credit to holders in a manner that reflects such holders’ beneficial shares of our items. These conventions are designed to more closely align the receipt of cash and the allocation of income between holders of Class A shares, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. In addition, as a result of such allocation method, we may allocate taxable income to you even if you do not receive any distributions.

If the IRS does not accept our conventions, the IRS may contend that our taxable income or losses must be reallocated among the holders of Class A shares. If such a contention were sustained, certain holders’ respective tax liabilities would be adjusted to the possible detriment of certain other holders. The Board of Directors is authorized to revise our method of allocation between transferors and transferees (as well as among holders whose interests otherwise could vary during a taxable period). See “—Administrative Matters—Possible New Legislation or Administration or Judicial Action” below.

Adjusted Tax Basis of Class A Shares. A holder’s adjusted tax basis in its Class A shares will equal the amount paid for the shares and will be increased by the holder’s allocable share of (i) items of our income and gain and (ii) our liabilities, if any. A holder’s adjusted tax basis will be decreased, but not below zero, by (a) distributions from us, (b) the holder’s allocable share of items of our deductions and losses, and (c) the holder’s allocable share of the reduction in our liabilities, if any. Although a holder in such circumstance would have a single adjusted tax basis in the separately purchased Class A shares, such holder will have a split holding period in such shares.

Holders who purchase Class A shares in separate transactions must combine the basis of those Class A shares and maintain a single adjusted tax basis for all of those Class A shares. Upon a sale or other disposition of less than all of the Class A shares, a portion of that tax basis must be allocated to the Class A shares sold.

Treatment of Distributions. Distributions of cash by us generally will not be taxable to a holder to the extent of such holder’s adjusted tax basis (described above) in its Class A shares. Any cash distributions in excess of a holder’s adjusted tax basis generally will be considered to be gain from the sale or exchange of Class A shares (as described below). Such amount would be treated as gain from the sale or exchange of its interest in us. Such gain would generally be treated as capital gain and would be long-term capital gain if the holder’s holding period for its interest exceeds one year. A reduction in a holder’s allocable share of our liabilities, and certain distributions of marketable securities by us, are treated similar to cash distributions for U.S. Federal income tax purposes.

Disposition of Interest. A sale or other taxable disposition of all or a portion of a holder’s interest in its Class A shares will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including the holder’s share of our liabilities) and the holder’s adjusted tax basis in its Class A shares. A holder’s adjusted tax basis will be adjusted for this purpose by its allocable share of our income or loss for the year of such sale or other disposition. Except as described below, any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if the holder’s holding period for its interest exceeds one year. If we have not made a “qualifying electing fund,” or “QEF,” election to treat our interest in a PFIC as a QEF, gain attributable to such an interest would be taxable as ordinary income and would be subject to an interest charge. In addition, certain gain attributable to our investment in a CFC, for instance Apollo (FC), LLC, may be ordinary income and certain gain attributable to “unrealized receivables” or “inventory items” would be characterized as ordinary income rather than capital gain. For example, if we hold debt acquired at a market discount, accrued market discount on such debt would be treated as “unrealized receivables.”

Holders who purchase Class A shares at different times and intend to sell all or a portion of the shares within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short term capital gain or loss. For example, a selling holder may use the actual holding period of the portion of his transferred shares, provided (i) his shares are divided into identifiable shares with ascertainable holding periods, (ii) the selling holder can identify the portion of the shares transferred, and (iii) the selling holder elects to use the identification method for all sales or exchanges of our shares.

Foreign Tax Credit Limitations. Holders of Class A shares will generally be entitled to a foreign tax credit with respect to their allocable share of creditable foreign taxes paid on our income and gains. Complex rules may, depending on the particular circumstances, limit the availability or use of foreign tax credits. Gains from the sale of our foreign investments may be treated as U.S. source gains. Consequently, holders of Class A shares may not be able to use the foreign tax credit arising from any foreign taxes imposed on such gains unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Certain losses that we incur may be treated as foreign source losses, which could reduce the amount of foreign tax credits otherwise available.

Mutual Fund Holders. U.S. mutual funds that are treated as regulated investment companies, or RICs, for U.S. Federal income tax purposes are required, among other things, to meet an annual 90% gross income and a quarterly 50% asset value test under Section 851(b) of the Code to maintain their favorable U.S. Federal income tax status. The treatment of an investment by a RIC in Class A shares for purposes of these tests will depend on whether our partnership will be treated as a “qualifying publicly traded partnership.” If our partnership is so treated, then the Class A shares themselves are the relevant assets for purposes of the 50% asset value test and the net income from the Class A shares is relevant gross income for purposes of the 90% gross income test. If, however, our partnership is not so treated, then the relevant assets are the RIC’s allocable share of the underlying assets held by our partnership and the relevant gross income is the RIC’s allocable share of the underlying gross income earned by our partnership. Whether our partnership will qualify as a “qualifying publicly traded partnership” will depend upon the exact nature of our future investments. We intend to operate such that at least 90% of our gross income from the underlying assets held by our partnership will constitute cash and property that generates dividends, interest and gains from the sale of securities or other income that qualifies for the RIC gross income test described above. RICs should consult their own tax advisors about the U.S. tax consequences of an investment in Class A shares.

Tax-Exempt Holders. A holder of our Class A shares that is a tax-exempt organization for U.S. Federal income tax purposes and, therefore, exempt from U.S. Federal income taxation, may nevertheless be subject to “unrelated business income tax” to the extent, if any, that its allocable share of our income consists of UBTI. A tax-exempt partner of a partnership that engages in a trade or business which is unrelated to the exempt function of the tax-exempt partner must include in computing its UBTI, its pro rata share (whether or not distributed) of such partnership’s gross income derived from such unrelated trade or business. Moreover, a tax-exempt partner of a partnership generally could be treated as earning UBTI to the extent that such partnership derives income from “debt-financed property,” or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is “acquisition indebtedness” (i.e., indebtedness incurred in acquiring or holding property).

An investment in Class A shares will give rise to UBTI, in particular from “debt-financed” property, because APO Asset Co., LLC and/or its subsidiaries will borrow funds from APO Corp. or third parties from time to time to make investments. In each case, these investments will give rise to UBTI from “debt-financed” property. We will not make investments through taxable corporations solely for the purpose of limiting UBTI from “debt-financed” property and other sources.

Prospective tax-exempt holders are urged to consult their own tax advisors regarding the tax consequences of an investment in Class A shares.

Passive Foreign Investment Companies and Controlled Foreign Corporations. It is possible that we will invest in non-U.S. corporations treated as PFICs or CFCs. A PFIC is defined as any foreign corporation with respect to which either (1) 75% or more of the gross income for a taxable year is “passive income” or (2) 50% or more of its assets in any taxable year (generally based on the quarterly average of the value of its assets) produce “passive income.” There are no minimum stock ownership requirements for PFICs. Once a corporation qualifies as a PFIC it is, subject to certain exceptions, always treated as a PFIC, regardless of whether it satisfies either of the qualification tests in subsequent years. In the case of PFICs, a U.S. Class A shareholder’s share of certain distributions from such corporations and gains from the sale by us of interests in such corporations (or gains from the sale by a U.S. Class A shareholder of their interest) could be subject to an interest charge and certain other disadvantageous tax treatment. A non-U.S. entity will be treated as a CFC if it is treated as a corporation for U.S. Federal income tax purposes and if more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity is owned by U.S. Shareholders on any day during the taxable year of such non-U.S. entity. For purposes of this discussion, a “U.S. Shareholder” with respect to a non-U.S. entity means a U.S. person that owns 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote. In the case of CFCs, a portion of the income of such corporations (whether or not distributed) could be imputed currently as ordinary income to certain U.S. Class A shareholders. Furthermore, in the case of PFICs and CFCs, gains from the sale by us of an interest in such corporations (or gains recognized by certain U.S. Class A shareholder on the sale of their interest) could be characterized as ordinary income (rather than as capital gains) in whole or in part. If we make a QEF election with respect to a PFIC, each U.S. Class A shareholder would in general be required to include in income annually its share of the PFIC’s current income and gains (losses are not currently deductible), but would avoid the interest charge and ordinary income treatment as to gains described above. As a result of a QEF election, a U.S. Class A shareholder could recognize income subject to tax prior to the receipt by us of any distributable proceeds. We can not give any assurance that the QEF election will be available with respect to a PFIC that we invest in.

U.S. Federal Estate Taxes. Since Class A shares held by a U.S. citizen or resident would be included in the gross estate of such U.S. citizen or resident for U.S. Federal estate tax purposes, then a U.S. Federal estate tax might be payable with respect to such shares in connection with the death of such person. Prospective individual U.S. holders of Class A shares should consult their own tax advisors concerning the potential U.S. Federal estate tax consequences with respect to Class A shares.

Taxation of Non-U.S. Persons

Non-U.S. Persons. Special rules apply to a holder of our Class A shares that is a non-U.S. person. Non-U.S. persons are generally subject to U.S. withholding tax at a 30% rate on the gross amount of interest, dividends and other fixed or determinable annual or periodical income received from sources within the United States if such income is not treated as effectively connected with a trade or business within the United States. The 30% rate may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized. Whether a non-U.S. person is eligible for such treaty benefits will depend upon the provisions of the applicable treaty as well as the treatment of us under the laws of the non-U.S. person’s jurisdiction. The 30% withholding tax rate does not apply to certain portfolio interest on obligations of U.S. persons allocable to certain non-U.S. persons. Moreover, non-U.S. persons generally are not subject to U.S. Federal income tax on capital gains if (i) such gains are not effectively connected with the conduct of a U.S. trade or business of such non-U.S. person; (ii) a tax treaty is applicable and such gains are not attributable to a permanent establishment in the United States maintained by such non-U.S. person; or (iii) such non-U.S. person is an individual and is not present in the United States for 183 or more days during the taxable year (assuming certain other conditions are met).

Non-U.S. persons treated as engaged in a U.S. trade or business are subject to U.S. Federal income tax at the graduated rates applicable to U.S. persons on their net income that is considered to be effectively connected with such U.S. trade or business. Non- U.S. persons that are corporations may also be subject to a 30% branch profits tax on such effectively connected income. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized.

While it is expected that our methods of operation will not result in a determination that we are engaged in a U.S. trade or business, we cannot give any assurance that the IRS will not assert successfully that we are engaged in a U.S. trade or business, with the result that some portion of our income is properly treated as effectively connected income with respect to non-U.S. holders. If a holder who is a non-U.S. person were treated as being engaged in a U.S. trade or business in any year because of an investment in the Class A shares in such year, such holder generally would be (i) subject to withholding by us on its distributive share of our income effectively connected with such U.S. trade or business, (ii) required to file a U.S. Federal income tax return for such year reporting its allocable share, if any, of income or loss effectively connected with such trade or business and (iii) required to pay U.S. Federal income tax at regular U.S. Federal income tax rates on any such income. Moreover, a holder who is a corporate non-U.S. person might be subject to a U.S. branch profits tax on its allocable share of its effectively connected income. Any amount so withheld would be creditable against such non-U.S. person’s U.S. Federal income tax liability, and such non-U.S. person could claim a refund to the extent that the amount withheld exceeded such non-U.S. person’s U.S. Federal income tax liability for the taxable year. Finally, if we were treated as being engaged in a U.S. trade or business, a portion of any gain recognized by a holder who is a non-U.S. person on the sale or exchange of its Class A shares could be treated for U.S. Federal income tax purposes as effectively connected income, and hence such non-U.S. person could be subject to U.S. Federal income tax on the sale or exchange.

Under the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA,” provisions of the Code, non-U.S. persons are generally subject to U.S. tax in the same manner as U.S. persons on any gain realized on the disposition of an interest, other than an interest solely as a creditor, in U.S. real property. An interest in U.S. real property includes stock in a U.S. corporation (except for certain stock of publicly traded U.S. corporations) if interests in U.S. real property constitute 50% or more by value of the sum of the corporation’s assets used in a trade or business, its U.S. real property interests and its interests in real property located outside the United States (a “United States Real Property Holding Corporation” or “USRPHC”). Consequently, a non-U.S. person who invests directly in U.S. real estate, or indirectly by owning the stock of a USRPHC, will generally be subject to tax under FIRPTA on the disposition of such investment. The FIRPTA tax will also apply if the non-U.S. person is a holder of an interest in a partnership that owns an interest in U.S. real property or an interest in a USRPHC. We may, from time to time, make certain investments (other than direct investments in U.S. real property) through APO Asset Co., LLC that could constitute investments in U.S. real property or USRPHCs, including dividends from real estate investment trust investments that are attributable to gains from the sale of U.S. real property. If we make such investments, each non-U.S. person will generally be subject to U.S. Federal income tax under FIRPTA on such holder’s allocable share of any gain realized on the disposition of a FIRPTA interest and will be subject to the tax return filing requirements discussed above.

In general, different rules from those described above apply in the case of non-U.S. persons subject to special treatment under U.S. Federal income tax law, including a non-U.S. person (i) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days or has a “tax home” in the United States for U.S. Federal income tax purposes; or (iii) who is a former citizen or resident of the United States.

U.S. Federal Estate Tax Consequences. The U.S. Federal estate tax treatment of Class A shares with regards to the estate of a non- citizen who is not a resident of the United States is not entirely clear. If Class A shares are includible in the U.S. gross estate of such person, then a U.S. Federal estate tax might be payable in connection with the death of such person. Prospective individual non-U.S. holders of Class A shares who are non-citizens and not residents of the United States should consult their own tax advisors concerning the potential U.S. Federal estate tax consequences with regard to Class A shares.

Prospective holders who are non-U.S. persons are urged to consult their tax advisors with regard to the U.S. Federal income tax consequences to them of acquiring, holding and disposing of Class A shares, as well as the effects of state, local and non- U.S. tax laws, as well as eligibility for any reduced withholding benefits.

Administrative Matters

Tax Matters Partner. One of our managing partners acts as our “tax matters partner.” Our board of directors will have the authority, subject to certain restrictions, to appoint another founder or Class A shareholder to act on our behalf in connection with an administrative or judicial review of our items of income, gain, loss, deduction or credit.

Tax Elections. We have not made and currently do not intend to make the election permitted by Section 754 of the Code with respect to us. Each of AMH Holdings (Cayman), L.P., Apollo Management Holdings, L.P. and the entities controlled by Apollo Management Holdings, L.P. has made such an election while, Apollo Principal Holdings I, L.P., Apollo Principal Holdings II, L.P. Apollo Principal Holdings III, L.P., Apollo Principal

Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P. and Apollo Principal Holdings IX, L.P. have not made such an election and currently do not intend to make the election. The election, if made, is irrevocable without the consent of the IRS, and would generally require us to adjust the tax basis in our assets, or “inside basis,” attributable to a transferee of common units under Section 743(b) of the Code to reflect the purchase price of the common units paid by the transferee. For purposes of this discussion, a transferee’s inside basis in our assets will be considered to have two components: (1) the transferee’s share of our tax basis in our assets, or “common basis,” and (2) the Section 743(b) adjustment to that basis.

If no Section 754 election is made, there would be no adjustment for the transferee of Class A shares, even if the purchase price of those common units is higher than the transferor’s share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, on a sale of an asset, gain allocable to the transferee would include built-in gain allocable to the transferee at the time of the transfer, which built-in gain would otherwise generally be eliminated if a Section 754 election had been made.

Even assuming no Section 754 election is made, if Class A shares were transferred at a time when we had a “substantial built-in loss” inherent in our assets, we would be obligated to reduce the tax basis in the portion of such assets attributable to such Class A shares.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to us if we make elections under Section 754, we will apply certain conventions in determining and allocating basis adjustments. For example, we may apply a convention in which we deem the price paid by a holder of Class A shares to be the lowest quoted trading price of the Class A shares during the month in which the purchase occurred irrespective of the actual price paid. Nevertheless, the use of such conventions may result in basis adjustments that do not exactly reflect a holder’s purchase price for its Class A shares, including less favorable basis adjustments to a holder who paid more than the lowest quoted trading price of the Class A shares for the month in which the purchase occurred. It is also possible that the IRS will successfully assert that the conventions we utilize do not satisfy the technical requirements of the Code or the Treasury Regulations and, thus, will require different basis adjustments to be made. If the IRS were to sustain such a position, a holder of Class A shares may have adverse tax consequences.

Constructive Termination. Subject to the electing large partnership rules described below, we will be considered to have been terminated and reformed as a new partnership for U.S. Federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. Our termination would result in the closing of our taxable year for all holders of Class A shares. In the case of a holder reporting on a taxable year other than a fiscal year ending on our year end, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in the holder’s taxable income for the year of termination. We would be required to make new tax elections after a termination, including a new tax election under Section 754 of the Code, if applicable. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Information Returns. We have agreed to use reasonable efforts to furnish to you tax information (including Schedule K-1) as promptly as possible, which describes your allocable share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, we will use various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction. Delivery of this information by us will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore likely that, in any taxable year, our shareholders will need to apply for extensions of time to file their tax returns. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your allocable share of our income, gain, loss and/or deduction and necessitate that you file amended tax returns for the taxable year(s) affected to reflect such adjustment. If you are not a U.S. person, we cannot give any assurance that the tax information we furnish will meet your jurisdiction’s compliance requirements.

It is possible that we may engage in transactions that subject our partnership and, potentially, the holders of our Class A shares to other information reporting requirements with respect to an investment in us. You may be subject to substantial penalties if you fail to comply with such information reporting requirements. You should consult with your tax advisors regarding such information reporting requirements.

We may be audited by the IRS. Adjustments resulting from an IRS audit may require you to file amended tax returns for the taxable year(s) affected to reflect such adjustment and possibly may result in an audit of your own tax return. Any audit of your tax return could result in adjustments not related to our tax returns as well as those related to our tax returns. Under our operating agreement, in the event of an inadvertent partnership termination in which the IRS has granted us limited relief each holder of our Class A shares is obligated to make such adjustments as are required by the IRS to maintain our status as a partnership.

Nominee Reporting. Persons who hold our Class A shares as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (3) a tax-exempt entity; (iii) the amount and description of Class A shares held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Class A shares they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 for all such failures during a calendar year. If the nominee intentionally disregards the requirement to report correct information, each $100 penalty increases to $250 or, if greater, 10% of the aggregate amount of items required to be reported, and the $1,500,000 maximum does not apply. The nominee is required to supply the beneficial owner of the Class A shares with the information furnished by us.

Taxable Year. A partnership is required to have a tax year that is the same tax year as any partner, or group of partners, that owns a majority interest (more than 50%) in the partnership. A partnership also is required to change its tax year every time a group of partners with a different tax year end acquires a majority interest, unless the partnership has been forced to change its tax year during the preceding two-year period. In the event the majority interest in the Class A shares is acquired by a group of partners with a different tax year and we have not been forced to change our tax year during the preceding two-year period, we will be required to change our tax year to the tax year of that group of partners. We may request permission from the IRS to adopt a tax year end of December 31.

Elective Procedures for Large Partnerships. The Code allows large partnerships to elect streamlined procedures for income tax reporting. This election, if made, would reduce the number of items that must be separately stated on the Schedule K-1 that are issued to the holders of the Class A shares, and such Schedules K-1 would have to be provided on or before the first March 15 following the close of each taxable year. In addition, this election would prevent us from suffering a “technical termination” (which would close our taxable year) if, within a 12-month period, there is a sale or exchange of 50% or more of our total interests. If an election is made, IRS audit adjustments will flow through to the holders of the Class A shares for the year in which the adjustments take effect, rather than the holders of the Class A shares in the year to which the adjustment relates. In addition, we, rather than the holders of the Class A shares individually, generally will be liable for any interest and penalties that result from an audit adjustment.

Treatment of Amounts Withheld. If we are required to withhold any U.S. tax on distributions made to any holder of Class A shares, we will pay such withheld amount to the IRS. That payment, if made, will be treated as a distribution of cash to the holder of Class A shares with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

Withholding and Backup Withholding. For each calendar year, we will report to you and the IRS the amount of distributions we made to you and the amount of U.S. Federal income tax (if any) that we withheld on those distributions. The proper application to us of rules for withholding under Section 1441 of the Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of partners at any particular time (in light of possible sales of Class A shares), we may over-withhold or under-withhold with respect to a particular holder of Class A shares. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a non-U.S. holder. It may turn out, however, the corresponding amount of our income was not properly allocable to such holder, and the withholding should have been less than the actual withholding. Such holder would be entitled to a credit against the holder’s U.S. tax liability for all withholding, including any such excess withholding, but, if the withholding exceeded the holder’s U.S. tax liability, the holder would have to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may turn out the corresponding income was properly allocable to a non-U.S. holder and withholding should have been imposed. In that event, we intend to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all holders of our Class A shares on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant non-U.S. holder).

If you do not timely provide us with IRS Form W-8 or W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all holders. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all holders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the holders that failed to timely provide the proper U.S. tax certifications).

Foreign Account Tax Compliance Act. Under the U.S. Foreign Account Tax Compliance Act, or FATCA, all entities in a broadly defined class of foreign financial institutions, or FFIs, are required to comply with a complicated and expansive reporting regime or, beginning in 2014, be subject to a 30% United States withholding tax on certain U.S. payments (and beginning in 2017, a 30% withholding tax on gross proceeds from the sale of U.S. stocks and securities) and non-U.S. entities which are not FFIs (“NFFEs”) are required to either certify they have no substantial U.S. beneficial ownership or to report certain information with respect to their substantial U.S. beneficial ownership or, beginning in 2014, be subject to a 30% U.S. withholding tax on certain U.S. payments (and beginning in 2017, a 30% withholding tax on gross proceeds from the sale of U.S. stocks and securities). The reporting obligations imposed under FATCA require FFIs to enter into agreements with the IRS to obtain and disclose information about certain investors to the IRS. Under current Treasury regulations, certain FFIs and NFFEs may be exempt from such withholding even if they do not comply with these requirements. An intergovernmental agreement between the U.S. and an applicable non-U.S. country may modify such requirements. Potential holders of our Class A shares should consult their tax advisors regarding the implications of FATCA to holding and disposing of Class A shares.

Tax Shelter Regulations. If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS in accordance with recently issued regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of $2 million. An investment in us may be considered a “reportable transaction” if, for example, we recognize certain significant losses in the future. In certain circumstances, a holder of our Class A shares who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. Our participation in a reportable transaction also could increase the likelihood that our U.S. Federal income tax information return (and possibly your tax return) would be audited by the IRS. Certain of these rules are currently unclear and it is possible that they may be applicable in situations other than significant loss transactions.

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to (i) significant accuracy-related penalties with a broad scope, (ii) for those persons otherwise entitled to deduct interest on U.S. Federal tax deficiencies, nondeductibility of interest on any resulting tax liability, and (iii) in the case of a listed transaction, an extended statute of limitations.

Holders of our Class A shares should consult their own tax advisors concerning any possible disclosure obligation under the regulations governing tax shelters with respect to the dispositions of their interests in us.

Possible New Legislation or Administrative or Judicial Action. The rules dealing with U.S. Federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. We cannot give any assurance as to whether, or in what form, any proposals affecting us or our shareholders will be enacted. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. Federal income tax treatment of an investment in the Class A shares may be modified by administrative, legislative or judicial action at any time, and any such action may affect investments and commitments previously made. The U.S. Congress, the IRS and the U.S. Treasury Department have recently examined the U.S. Federal income tax treatment of private equity funds, hedge funds and other kinds of investment partnerships. The present U.S. Federal income tax treatment of an investment in our Class A shares and/or our own taxation as described under “—Material U.S. Federal Tax Considerations” may be adversely affected by any new legislation, new regulations or revised interpretations of existing tax law that arise as a result of such examinations.

The U.S. Congress, the IRS and the U.S. Treasury Department have recently examined the U.S. Federal income tax treatment of private equity funds, hedge funds and other kinds of investment partnerships. In May 2010, the U.S. House of Representatives passed the May 2010 House Bill that would have, in general, treated income and gains, including gain on sale, attributable to an interest in an ISPI as income subject to a new blended tax rate that is higher than under current law, except to the extent such ISPI would have been considered under the legislation to be a qualified capital interest. The interests of Class A shareholders and our interests in the Apollo Operating Group that are entitled to receive carried interest may be classified as ISPIs for purposes of this legislation. The United States Senate considered, but did not pass, similar legislation that contained this provision. On February 14, 2012, Representative Levin introduced the 2012 Levin Bill that would tax carried interest at ordinary income rates (which would be higher than the proposed blended rate in the May 2010 House Bill). It is unclear when or whether the U.S. Congress will pass similar legislation or what provisions would be included in any legislation, if enacted.

Both the May 2010 House Bill and the 2012 Levin Bill provide that, for taxable years beginning ten years after the date of enactment, income derived with respect to an ISPI that is not a qualified capital interest and that is treated as ordinary income under the rules discussed above would not meet the qualifying income requirements under the publicly traded partnership rules. Therefore, if similar legislation were to be enacted, following such ten-year period, we would be precluded from qualifying as a partnership for U.S. Federal income tax purposes or be required to hold all such ISPIs through corporations, possibly U.S. corporations. If we were taxed as a U.S. corporation or required to hold all ISPIs through corporations, our effective tax rate would increase significantly. The federal statutory rate for corporations is currently 35%. In addition, we could be subject to increased state and local taxes. Furthermore, holders of Class A shares could be subject to tax on our conversion into a corporation or any restructuring required in order for us to hold our ISPIs through a corporation.

On September 12, 2011, the Obama administration submitted similar legislation to Congress in the American Jobs Act that would tax income and gain, now treated as capital gains, including gain on disposition of interests attributable to an ISPI, at rates higher than the capital gains rate applicable to such income under current law, with an exception for certain qualified capital interests. The proposed legislation would also characterize certain income and gain in respect of ISPIs as non-qualifying income under the publicly traded partnership rules after a ten-year transition period from the effective date, with an exception for certain qualified capital interests. This proposed legislation follows several prior statements by the Obama administration in support of changing the taxation of carried interest. Furthermore, in the proposed American Jobs Act, the Obama administration proposed that current law regarding the treatment of carried interest be changed for taxable years ending after December 31, 2012 to subject such income to ordinary income tax. In its published revenue proposal for fiscal year 2014, the Obama administration proposed that the current law regarding treatment of carried interest be changed to subject such income to ordinary income tax. The Obama administration’s published revenue proposals for fiscal years 2010, 2011, 2012 and 2013 contained similar proposals.

States and other jurisdictions have also considered legislation to increase taxes with respect to carried interest. For example, New York has periodically considered legislation under which you could be subject to New York state income tax on income in respect of our common units as a result of certain activities of our affiliates in New York, although it is unclear when or whether such legislation would be enacted.

On February 22, 2012, the Obama administration announced its framework of key elements to change the U.S. federal income tax rules for businesses. Few specifics were included, and it is unclear what any actual legislation could provide, when it would be proposed, or its prospects for enactment. Several parts of the framework, if enacted, could adversely affect us. First, the framework could reduce the deductibility of interest for corporations in some manner not specified. A reduction in interest deductions could increase our tax rate and thereby reduce cash available for distribution to investors or for other uses by us. Such a reduction could also limit our ability to finance new transactions and increase the effective cost of financing by companies in which we invest, which could reduce the value of our carried interest in respect of such companies. The framework also suggests that some entities currently treated as partnerships for tax purposes could be subject to an entity-level income tax similar to the corporate income tax. If such a proposal caused us to be subject to additional entity-level taxes, it could reduce cash available for distribution to investors or for other uses by us. The framework reiterates the President’s support for treatment of carried interest as ordinary income, as provided in the President’s revenue proposal for fiscal year 2014 described above. However, whether the President’s framework will actually be enacted by the government is unknown, and the ultimate consequences of tax reform legislation, if any, are also presently not known.

It is unclear whether any additional legislation will be proposed or enacted or, if enacted, whether and how the legislation would apply to us and/or the holders of Class A shares, and it is unclear whether any other such tax law changes will occur or, if they do, how they might affect us and/or the holders of Class A shares. Our organizational documents and agreements permit the manager to modify the operating agreement from time to time, without the consent of the holders of Class A shares, in order to address certain changes in U.S. Federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all of the holders of our Class A shares. In view of the potential significance of any such U.S. Federal income tax law changes and the fact that there are likely to be ongoing developments in this area, each prospective holder of Class A shares should consult its own tax advisor to determine the U.S. Federal income tax consequences to it of acquiring and holding Class A shares.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO APOLLO AND HOLDERS OF CLASS A SHARES ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH PROSPECTIVE HOLDER AND, IN REVIEWING THIS OFFERING CIRCULAR, THESE MATTERS SHOULD BE CONSIDERED. PROSPECTIVE HOLDERS OF CLASS A SHARES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF ANY INVESTMENT IN CLASS A SHARES.

PLAN OF DISTRIBUTION

We or the selling shareholders may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver Class A shares to an underwriter, broker or dealer, who will then resell or transfer the Class A shares under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the Class A shares by underwriters, brokers or dealers;

•	sell Class A shares short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us to deliver Class A shares to an underwriter, broker or dealer, who will then resell or transfer the Class A shares under this prospectus; or

•	loan or pledge the Class A shares to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Any selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of Class A shares covered by this prospectus.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Class A shares may also be exchanged for satisfaction of the selling shareholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling shareholders might not sell any Class A shares under this prospectus. In addition, any Class A shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us or by selling shareholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

There is currently no market for any of the offered securities, other than the Class A shares which are listed on the NYSE. Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

If more than five percent of the net proceeds of any offering of securities made under this prospectus will be received by any member of the Financial Industry Regulatory Authority, which we refer to in this prospectus as “FINRA,” participating in the offering or by affiliates or associated persons of such FINRA member or any participating member who otherwise would have a “conflict of interest” under FINRA Rules, the offering will be conducted in accordance with NASD Conduct Rule 2720. The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the proceeds of such offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from the Apollo Global Management, LLC 2012 Annual Report on Form 10-K and the effectiveness of Apollo Global Management, LLC’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined and consolidated statements of financial condition of Stone Tower Capital LLC and its subsidiaries and affiliates, incorporated in this prospectus by reference from the Apollo Global Management, LLC Current Report on Form 8-K/A filed with the Commission on June 18, 2012, have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Apollo Global Management, LLC

Class A Shares, Representing Class A Limited Liability Company Interests

PROSPECTUS

May 9, 2013

Joint Book-Running Managers

J.P. Morgan	Citigroup	Credit Suisse
Goldman, Sachs & Co.		Morgan Stanley

Co-Managers

BofA Merrill Lynch	Barclays	Deutsche Bank Securities
UBS Investment Bank	Wells Fargo Securities	Apollo Global Securities